                                                                   EXHIBIT 10.22

  ADDENDUM TO THE SHOPPING CENTER LEASE DATED JANUARY 31, 2004 BY AND BETWEEN
              PATTERSON FAMILY TRUST DATED JULY 7, 1988 AS LANDLORD
                                       AND
                   NARA BANK, NATIONAL ASSOCIATION, AS TENANT
                    FOR THAT CERTAIN PROPERTY COMMONLY KNOWN
                       AS ZINFANDEL SQUARE SHOPPING CENTER
                                   "THE LEASE"

1.       RENT SCHEDULE:

 Mos.      PSF        Monthly         Annually
1-12      $1.25      $3,750.00      $ 45,000.00
13-24     $1.29      $3,862.50      $ 46,350.00
25-36     $1.33      $3,978.38      $ 47,740.50
37-48     $1.37      $4,097.73      $ 49,172.72
49-60     $1.41      $4,220.66      $ 50,647.90

2.       OPTION:                So long as Tenant is not in default of the
                                Lease, Tenant shall be entitled to two (2) five
                                (5) year options to extend the term of the Lease. To exercise said option, Tenant must provide Landlord a minimum of 180 days prior written notice prior to the expiration of the initial or extended term, as applicable. Failure of Tenant to provide said notice shall deem
                                Tenant's option to be null and void.

                                Option Rent shall be as follows:

   Mos.         PSF        Monthly        Annually
Option #1:
1-12           $1.45      $4,347.29      $52,167.34
13-24          $1.49      $4,477.70      $53,732.36
25-36          $1.54      $4,612.03      $55,344.33
37-48          $1.58      $4,750.39      $57,004.66
49-60          $1.61      $4,892.90      $58,714.80

Option #2
1-12           $1.70      $5,088.62      $61,063.39
13-24          $1.76      $5,292.16      $63,505.93
25-36          $1.83      $5,503.85      $66,046.17
37-48          $1.91      $5,724.00      $68,688.02
49-60          $1.98      $5,952.96      $71,435.54

3.       COMMENCEMENT OF
         NNN CHARGES:           Tenant's obligation to begin paying its prorata
                                share of NNN expenses shall be the earlier of
                                (i) Tenant's opening for business or (ii) the rent commencement date.

4.       EXCLUSIVE:             During the term of the Lease, including any
                                extension periods, no other tenant in the center may offer banking services to the public, including a through-the-wall ATM, except for a supermarket in the former Albertson's space, or a successor of the existing supermarket in the former Albertsons' space.

5.       TENANT IMPROVEMENT
         ALLOWANCE:             Landlord shall provide a tenant improvement
                                allowance equal to $3.00 per square foot. Said allowance shall be paid upon the following: 1)
                                Tenant's opening of business and commencement of rent, 2) Landlord's receipt of all mechanic's lien releases from contractors, subcontractors or materialmen with lien rights with respect to the Tenant's work and 3) Landlord's inspection and approval (which will not be withheld, delayed or conditioned if the improvements are consistent with the plans previously approved by Landlord) of the tenant improvements.

6.       USE:                   Tenant shall not be allowed to rent or sell
                                Korean bakery items, Korean videos, or Asian grocery items

                                Tenant acknowledges that the existing
                                supermarket in the former Albertson's space or any successor thereto has the right to sublease space within its premises and landlord makes no representations that tenant will be the only provider of the products and services that tenant is allowed to sell per its use clause set forth in section 3-s of this lease within the shopping center.

7.       SIGNAGE:               Tenant shall have the right to signage above
                                its premises and one location on the
                                multi-tenant directory sign located on Olson
                                Drive. Tenant may, in a manner consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer or other electronic service wires, cables and related devices
                                (collectively the "Lines") at the Building in or serving the Premises Tenant shall also have the right to access to or space on the top of the roof of the Building or elsewhere in the Building and the Shopping Center in connection with activities contemplated in this Lease in connection with the installation of Lines.

8.       LANDLORD'S WORK:       Landlord shall repair ceiling and replace
                                damaged ceiling tiles.'

9.       MAINTENANCE AND
         REPAIR: Landlord shall, as a part of CAM, maintain and repair the roof and building structure, as well as HVAC, plumbing, and electrical throughout the term of the lease.

10.      SHOPPING CENTER
         NAME: Tenant acknowledges that Landlord is in the process of changing the name of the shopping center.

11.      CAM CHARGES:           CAM charges, excluding taxes, insurance,
                                utilities, and security shall not increase by more than five (5) percent per annum on a cumulative basis. CAM charges shall be adjusted to actual at the beginning of each five-year option period. Tenant shall have the option, at Tenant's expense (except if Landlord over bills
                                Tenant by more than 5%, in which case Landlord shall pay for the audit) to audit CAM charges at Landlord's principal place of business.

12.      CONSENT:               Regardless of any references to the terms "sole"
                                or "absolute" any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned, or delayed.
                                Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations, or make allocations or other determinations (other than decisions to exercise renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action that might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.

CONSULT YOUR ADVISORS: This document (including its exhibits and addendums, if any) has been prepared by Broker for approval by the undersigned respective parties' legal counsel. Broker makes no representation or recommendation as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for an attorney or accountant.

Date:___________________________        Date:___________________________________

Landlord: Patterson Family Trust        Tenant: NARA BANK, NATIONAL ASSOCIATION

a_______________________________        a_______________________________________

By:_____________________________        By:_____________________________________

Print Name: Stephen C. Patterson        Print Name: Y. H. WON

Title: Trustee                          Title: Regional Manager, Northern
                                               California Region

                      LANDLORD'S NOTICE OF LEASE TERM DATES

THIS AGREEMENT, made this________ day of_______, 2004, between Patterson Family Trust dated July 7, 1988 (herein "Landlord") and
_________________________(herein "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant have entered into that certain Lease dated_____________("Lease") for a_________________located at______________________

         WHEREAS, Landlord and Tenant hereto set forth their agreements as to the commencement of the term of the Lease.

         NOW, THEREFORE, in consideration of the demised premises as described in the Lease and the convenants set forth therein Landlord and Tenant agree as follows:

         1.       The term of the Lease commenced on_______________.

         2. The initial or base term of the Lease shall expire on___________________.

         3.       Tenant has________________ (_______) option(s) of
                  ______________ (____) years which is to be executed by presentation to Landlord of notice at least six (6) months prior to the expiration of the then current term.

         4. The Rent Commencement Date under the Lease Agreement is________________.

         5. There are currently no uncured defaults on the part of either Landlord or Tenant.

         6. Square Footage contained in Demised Premises is _____________. The Tenant's Estimated Proportionate Share is________%.

         7. Monthly Base Rent and Additional Rent payable during the first Lease Year are as follows:

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:                               TENANT:

By:_____________________________        By:_____________________________________

Date:___________________________        Date:___________________________________

                                        By:_____________________________________

                                        Date:___________________________________

   NOTE: INITIAL ONLY THIS EXHIBIT PAGE. PLEASE DO NOT FILL OUT INFORMATION.

                                   EXHIBIT "B"

                            SALES/LEASE DISCLOSURES

PROPERTY: ZINFANDEL SQUARE SHOPPING CENTER, RANCHO CORDOVA

FLOOD ZONES. The property MAY OR MAY NOT BE located in a flood zone. Many lenders require flood insurance for properties located in flood zones, and government authorities may regulate development and construction in flood zones. Whether or not located in a flood zone, properties can be subject to flooding and moisture problems, especially properties on a slope or in low-lying areas or in a dam inundation zone (California Government Code Section 8589.5). Buyers and tenants should have their experts confirm whether the Property is in a flood zone and otherwise investigate and evaluate these matters.

EARTHQUAKES. Earthquakes occur throughout California. According to Fault-Rupture Hazard Zones in California Special Publication 42 [specific source], the Property MAY OR MAY NOT BE situated in an Earthquake Fault Zone and/or a Seismic Hazard Zone (Sections 2621 et seq. and Sections 2690 et seq. of the California Public Resources Code, respectively.) Property development and construction in such zones generally are subject to the findings of a geologic report prepared by a state-registered geologist. Whether or not located in such a zone, all properties in California are subject to earthquake risks and may be subject to a variety of state and local earthquake-related requirements, including retrofit requirements. Among other items, all new and existing water heaters must be braced, anchored or strapped to resist falling or horizontal displacement, and in sales transactions, sellers must execute a written certification that the water heaters are so braced, anchored or strapped (California Health and Safety Code Section 19211). Buyers and tenants should have their experts confirm whether the Property is in any earthquake zone and otherwise investigate and evaluate these matters.

HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS. Due to the prior or current uses of the Property or in the area or the construction materials used, the Property may have hazardous or undesirable metals (including lead-based paint), mineral (including asbestos), chemicals, hydrocarbons, petroleum-related compounds, or biological or radioactive/emissive items (including electrical and magnetic fields) in soils, water, building components, above or below-ground tanks/containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Asbestos has been used in items such as fireproofing, heating/cooling systems, insulation, spray-on and tile acoustical materials, floor tiles and coverings, roofing, drywall and plaster. If the Property was built before 1978 and has a residential unit, seller/landlords are required to advise buyers/tenants if they have any reasonable cause to believe that any hazardous substance has come to be located on or beneath the Property (California Health and Safety Code Section 25359.7), and sellers/landlords must disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, buyers and tenants (California Health and Safety Code Sections 25915 et seq.); buyers/tenants have similar obligations. Have your experts investigate and evaluate these matters.

AMERICANS WITH DISABILITIES ACT (ADA). The Americans With Disabilities Act (42 United States Code Sections 12010 et seq.) and other federal, state and local requirements may require changes to the Property. Have your experts investigate and evaluate these matters.

TAXES. Sales, leases and other real estate transactions can have federal, state and local tax consequences. In sales transactions, Internal Revenue Code Section 1446 requires buyers to withhold and pay to the IRS 10% of the gross sales price within 10 days of the date of a sale unless the buyers can establish that the sellers are not foreigners, generally by having the sellers sign a Non-Foreign Seller Affidavit. Depending on the structure of the transaction, the tax withholding liability can exceed the net cash proceeds to be paid to the sellers at closing. California imposes an additional withholding requirement equal to 3 1/3% of the gross sales price not only on foreign sellers but also out-of-state sellers and sellers leaving the state if the sales price exceeds $100,000. Withholding generally is required if the last known address of the seller is outside California, if the proceeds are disbursed outside of California or if a financial intermediary is used. Have your experts investigate these matters.

FIRES. California Public Resources Codes Sections 4125 et seq. require sellers of real property located within state responsibility areas to advise buyers that the property is located within such a zone, that the state does not have the responsibility to provide fire protection services to any structure within such a zone and that such zones may contain substantial forest/wildland fire risks. Government Code Sections 511788 et seq. require sellers of real property located within certain fire hazard zones to disclose that the property is located in such a zone. Sellers must disclose that a property located in a wildland or fire hazard zone is subject to the fire prevention requirements of Public Resources Code Section 4291 and Government Code Section 51182, respectively. Sellers must make such disclosures if either the sellers have actual knowledge that a property is in such a zone or a map showing the property to be in such a zone has been provided to the county assessor. Properties, whether or not located in such a zone, are subject to fire/life safety risks and may be subject to state and local fire/life safety-related requirements, including retrofit requirements. Have your experts investigate and evaluate these matters.

                                  EXHIBIT "C"

                                        ______________          _______________
                                            LANDLORD                TENANT

SELLER/LANDLORD DISCLOSURE, DELIVERY OF REPORTS, PEST CONTROL REPORTS AND COMPLIANCE WITH LAWS. Seller/Landlords are hereby requested to disclose directly to buyers/tenants all information known to sellers/landlords regarding the Property, including but not limited to, hazardous materials, zoning, construction, design, engineering, soils, title, survey, fire/life safety, and other matters, and to provide buyers/tenants with copies of all reports in the possession of or accessible to seller/landlords regarding the Property. Sellers/landlords and buyers/tenants must comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act. If a pest control report is a condition of the purchase contract, buyers are entitled to receive a copy of the report and any certification and notice of work completed.

PROPERTY INSPECTIONS AND EVALUATIONS. Buyer/tenants should have the Property thoroughly inspected and all parties should have the transaction thoroughly evaluated by the experts of their choice. Ask your experts what investigations and evaluations may be appropriate as well as the risks of not performing any such investigations or evaluations. Information regarding the Property supplied by the real estate brokers has been received from their party sources and has not been independently verified by the brokers. Have your experts verify all information regarding the Property, including any linear or area measurements and the availability of all utilities. All work should be inspected and evaluated by your experts, as they deem appropriate. Any projections or estimates are for example only, are based on assumptions that may not occur and do not represent the current or future performance of the property. Real estate brokers are not experts concerning nor can they determine if any expert is qualified to provide advice on legal, tax, design, ADA, engineering, construction, soils, title, survey, fire/life safety, insurance, hazardous materials, or other such matters. Such areas require special education and, generally, special licenses not possessed by real estate brokers. Consult with the experts of your choice regarding these matters.

                                  EXHIBIT "C"

                                        ______________          _______________
                                            LANDLORD                TENANT

                          TENANT'S ESTOPPEL CERTIFICATE

The undersigned hereby certifies as follows:

1.       NARA BANK, NATIONAL ASSOCIATION, ("Tenant"), and PATTERSON FAMILY
         TRUST DATED JULY 7, 1988 ("Landlord"), entered into a lease dated DECEMBER 3, 2003 (said lease, together with any modifications or amendments described in paragraph 2 below, is referred to herein as the "Lease"), in which Landlord leased to Tenant certain premises ("Premises") located in the City of RANCHO CORDOVA, and County of SACRAMENTO commonly known as 10947 OLSON DRIVE, and more particularly described as ZINFANDEL SQUARE SHOPPING CENTER

2. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended by Tenant except ____________________
         _______________________________________________________________________
         ______________________________________________________________________.

3. The Lease constitutes the only agreement between Landlord and Tenant with respect to the Premises.

4. The Lease does not confer upon Tenant any option or right of refusal to purchase, option or right of first refusal to renew, extend or expand other than ____________________________________________________________
         _______________________________________________________________________
         ______________________________________________________________________.

5. There has been deposited with the Landlord as security for the performance of Landlord's obligations under the lease, the amount of $ _____________. Apart from this security deposit, Landlord does not hold any advance payment of rental, or any other form of rental or security deposit.

6.       The Rent Commencement Date of this Lease Is____________,
         ______________. The current minimum monthly rental under said lease is
         ______________________ ($______________ ) has been paid
         through__________________________, 20 ___________________. No rent has been paid by Tenant in advance other than _______________($______________), for_________________________________.

7. Percentage rental, if any, in the amount of __________% is due and payable (CIRCLE ONE) (monthly/quarterly/annually). All sales reports required pursuant to the Lease have been filed with the Landlord through______________, 20________.

8.       Tenant's share of common area maintenance charges is payable (CIRCLE
         ONE) (monthly/quarterly/annually) in the amount of_______________($______________), and has been paid through______________, 20__________.

9. Tenant is presently in possession of the Premises and the tenant improvements required to be furnished according to the Lease have been duly delivered by Landlord and accepted by Tenant, except:_____________
         ______________________________________________________________________.

10. Tenant knows of no uncured default in the performance of Landlord's obligation under the lease, and Tenant has no existing claim against Landlord by reason of any default by Tenant in the performance of Landlord's obligations.

TENANT:

By:_____________________________        By:_____________________________________

Date:___________________________        Date:___________________________________

                                   EXHIBIT "D"

                                [SITE PLAN MAP]

                                   EXHIBIT "E"

                                   LANDLORD'S

1.1 Except as to the obligations imposed upon Lessor in Paragraph 1.2 of this Exhibit "F", Lessee accepts the premises in "as is" condition as of the date of execution of this Lease by Lessee. Landlord shall deliver the 2 FIVE (5) TON UNITS OF HVAC, which shall be installed within ten (10) business days of Tenant's commencement of construction in the Premises, electrical and plumbing in good working order for the first six (6) months of the lease.

                                   EXHIBIT "F"

                                  TENANT'S WORK

2.1 Lessee shall, at its sole cost and expense, perform Lessee's work as specified herein, in accordance with the requirements of this Exhibit "F" and the Lease with which this exhibit forms a part. Lessee shall complete Lessee's work in accordance with Article 7 of the lease herein.

2.2 Lessee shall be responsible for the cost of all improvements not listed in Paragraph 1.2 above, in addition to performing the following work on the premises, at Lessee's sole cost and expense. Lessee shall not perform any work without Lessor's approval of work to be done. Lessee shall

         a. FIXTURES: Fixtures in a manner comparable to a store of similar nature.

         b. SIGNS: Furnish and install signs in accordance with the specifications provided by Lessor. Sign is to be installed no later than thirty (30) days after Lessee's opening for business.

         c. ELECTRICAL FIXTURES AND EQUIPMENT: All electrical work, including all secondary distribution and hook-up not provided for in Paragraph 1.2 herein, to include, if required by building code, any illuminated exit signs due to Tenant operation.

         d. TELEPHONE: Conduits for telephone wires within the demised premises. Lessee shall be responsible for all arrangements relative to telephone service.

         e. WALLS: All interior demising walls, partitions and curtain walls within the demised premises.

         f.       COVES AND CEILINGS: All special coves and ceilings.

         g. FURNITURE AND FIXTURES: All store fixtures, cases, wood paneling, cornices, etc.

         h. SHOW WINDOW BACKGROUND, FLOORS, ETC.: All show window floors, show window background, show window lighting fixtures, and show window doors.

         i.       ALARM SYSTEMS, ETC.: All alarm or other protective devices.

         j. SPECIAL PLUMBING: All extra plumbing, either roughing-in or fixtures, required by Lessee.

         k. SPECIAL VENTILATION: All ventilation and related equipment, including show window ventilation.

         l. ELECTRICAL OUTLETS: Tenant shall install all electrical outlets within the demised space with the exception of the restroom and those specified in 1.2.e.

3.1 All work done by Lessee in the demised area must be approved by Lessor and Lessor's architect, as set forth below, and performed by A LICENSED CONTRACTOR APPROVED BY LESSOR, WHICH WILL NOT BE UNREASONABLY WITHHELD.

                                                                   _____________
                                                                      Initial

3.2 Lessee may not install an exterior sign, finish or construction other than on that which has been approved by Lessor. Lessee shall be entitled to erect and construct such exteriors in keeping with the overall plans and design of the project architect. Lessee shall not be permitted to maintain or place on the building or the demised premises, any awning except with the written consent of Lessor, which shall not be unreasonably withheld.

3.3 Any additional charges, expenses or costs arising by reason or subsequent change, modification or alteration in the approved general plans and specifications made at the request

                                  EXHIBIT "F"
of Lessee (including architect's fees), shall be at the sole cost and expense of Lessee, and Lessor shall receive payment for such change, modification or alteration prior to the performance of any work in the premises. No such changes, modifications or alteration in said approved plans and specifications can be made without the written consent of Lessor, after the written request therefore by Lessee. No part of the cost of any trade fixture or personal property of Lessee shall be payable by Lessor. Subject to the provisions of
Section 15.1 of the Lease.

3.4 The fact that Lessee may enter into possession prior to the actual completion of the building for the purpose of performing Lessee's work or installing fixtures and equipment, shall not be deemed an acceptance by Lessee of completion by Lessor until actual completion has taken place. Lessee agrees not to interfere with Lessor's performance of completing improvements as per this Agreement. Should said interference occur, Lessor reserves the sole right to have Lessee suspend Lessee's work until further notice from Lessor, or until Lessor completes Lessor's work, whichever occurs first. In such event, Lessee shall hold Lessor harmless and indemnify Lessor for any loss or damage to Lessee's fixtures, equipment and merchandise and for injury to any person(s), unless same be caused by the active negligence of Lessor or its agents.

3.5 Lessor agrees, at Lessor's expense, to obtain and maintain public liability and workmen's compensation insurance adequate to fully protect Lessee as well as Lessor from and against any and all liability for death of or injury to person or damage to property caused in or about, or by reason of the construction of Lessor's work. Lessee agrees, at Lessee's expense to obtain and maintain public liability and workmen's compensation insurance adequate to fully protect Lessor, as well as Lessee from and against any and all liability for death of or injury to person or damage to property caused in or about or by reason of the construction of Lessee's work. LESSEE SHALL PROVIDE THAT LESSOR BE NAMED AS AN ADDITIONAL INSURED ON CERTIFICATES OF INSURANCE, BY LESSEE'S CONTRACTOR AND SUBCONTRACTORS AND SIGN COMPANY AS WELL. LESSEE SHALL PROVIDE A COPY OF CERTIFICATE OF INSURANCE TO LESSOR FOR LESSOR'S FILES.

3.6 Where final plans and specifications are in conflict with this Exhibit "F", the provision of this Exhibit "F" shall prevail.

3.7 Upon actual completion of the building, if applicable, Lessor agrees to file for record in the office of the county recorder of the county wherein the premises are situated, NOTICE OF COMPLETION AS PERMITTED BY LAW OR CERTIFICATE OF OCCUPANCY.

                                                                   _____________
                                                                      Initial

3.8 Lessee hereby releases Lessor from any claim whatsoever for damages resulting from any delay in the date on which the demised premises shall be ready for occupancy by Lessee, except as set forth in Article 6 of the lease.

3.9 LESSEE SHALL NOT PERFORM ANY WORK WITHOUT FIRST OBTAINING A BUILDING PERMIT FROM THE LOCAL GOVERNING AUTHORITY, IF APPLICABLE. A CONDITION OF THE LEASE IS THAT IT IS THE RESPONSIBILITY OF LESSEE TO PROVIDE COPY OF BUILDING PERMIT TO LESSOR WHEN ISSUED AND TO PROVIDE TO LESSOR A COPY OF FINAL ACCEPTANCE, BUILDING PERMIT CARD WITH COPY OF NOTICE OF COMPLETION WHEN WORK IS COMPLETE. THIS INCLUDES COPIES OF ALL PERMITS FOR SIGNAGE. LESSEE SHALL ALSO PROVIDE LESSOR WITH A COPY OF THE TENANT OCCUPANCY PERMIT.

3.10 Lessor SHALL BE GIVEN A COPY OF CONTRACTOR'S AND SUBCONTRACTOR'S ACTIVE POCKET LICENSE EVIDENCING FULL COMPLIANCE WITH CALIFORNIA CONTRACTOR'S LAW.

                                                                   _____________
                                                                      Initial

3.11 It is Lessee's responsibility and cost to re-key locks for lease space when occupancy is taken.

                                                                   _____________
                                                                      Initial

                                  EXHIBIT "F"

                                  EXHIBIT "F"

                                  SIGN CRITERIA

                                ZINFANDEL SQUARE

                                 SHOPPING CENTER

1.       GENERAL REQUIREMENTS

         A. Lessee shall submit, before fabrication, TWO (2) COPIES of the proposed signs, including ONE (1) COPY, which is to be COLORED, to the Lessor for approval. These drawings must include total number location, size and style of lettering, material, type of illumination, installation details, color selection, logo design, and wall graphics, and must comply with all applicable governmental sign requirements.

         B. All permits for signs shall be obtained and paid for by the Lessee. The Lessee shall pay for all signs and their installation and maintenance.

         C. Lessee shall be responsible for the fulfillment of all requirements and specifications.

         D. The size, location, design, color, texture, lighting, and materials of these signs shall in no way detract from the design of the shopping center and the surrounding properties.

         E. All signs, permits, drawings, and related expenses to be at Lessee's sole cost and expense.

         F. SIGNS TO BE INSTALLED WITHIN THIRTY (30) DAYS OF TENANT'S OPENING FOR BUSINESS IN THE PREMISES TO LESSEE.

2.       CONSTRUCTION REQUIREMENTS

         A. Lessee is required to obtain from the appropriate governmental agency any and all building and electrical permits.

         B. Location of all openings for conduit in sign panels of building walls shall be indicated by the sign contractor on drawings submitted to Owner.

         C. Each sign contractor must seal off and touch up all mounting holes and leave premises free of debris after installation. The general contractor or Lessor is authorized to correct all such work at the expense of Lessee.

         D. All signs must bear the "U.L." label and the installation must comply with the appropriate governmental building and electrical codes.

         E. Lessee shall be responsible for the operations of its sign contractor.

         F. Each sign shall not exceed seventy percent (70%) of the lineal width of Lessee's storefront.

         G. SIGN LETTERS SHALL NOT EXCEED TWENTY-FOUR (24") INCHES IN HEIGHT UNLESS PRIOR APPROVAL FROM LESSOR HAS BEEN OBTAINED. LOGOS CAN BE DISPLAYED EITHER INDIVIDUALLY OR IN A CAN CONTAINER NOT TO EXCEED THIRTY (30") INCHES IN EITHER DIMENSION. SIGN LETTERS AND LOGOS SHALL BE CONSTRUCTED OF GOLD CAPS AND GOLD RETURNS.

         H. SIGN LETTERS SHALL PEG-OFF THREE-QUARTER (3/4") INCHES FROM FASCIA SURFACE AND SHALL BE CONSTRUCTED OF POLISHED GOLD RETURNS WITH POLISHED GOLD TRIM CAPS. ALL PEGS SHALL BE SEALED WITH APPROVED SEALANT.

         I. SIGN LETTERS SHALL BE INSTALLED SO THAT THEY ARE CENTERED VERTICALLY IN THE FASCIA SIGN BAND AND HORIZONTALLY OVER TENANT'S STOREFRONT.

         LANDLORD:                                      TENANT:

         BY:______________________              BY: ______________________

                                   EXHIBIT "G"

                TENANT CONSTRUCTION COMPLIANCE AGREEMENT

DATE

NARA Bank, National Association
2250 Broadway Street
Oakland, CA 94612

RE:      ZINFANDEL SQUARE
         10947 OLSON DRIVE
         RANCHO CORDOVA, CALIFORNIA

Dear Tenant:

Prior to any work performed at this facility, Patterson Properties requires a $1,000.00 deposit for any damages and/or cleanup that the contractor may cause inside and outside the premises. Patterson Properties must approve proposed work BEFORE it is submitted to the City of Roseville. (Please refer to Exhibit "F" - Tenant's Work, paragraphs 2.2 and 3.1.) Landlord, at his reasonable discretion, will determine compliance/adherence to any and all items listed herewith.

Patterson Properties, Inc., as owner of the property you are leasing space from, wants to acquaint you with certain guidelines that we require our tenants to follow. Whether or not you will be doing further construction on your space, either with or without a contractor, we request that the following be adhered to. These guidelines/requests will be enforced by our property manager to insure that the property is not mistreated and it remains in its current maintained shape. If you intend on having a contractor do your work, we request that a copy of your contractor Active Pocket License is photocopied and a copy is placed in our files (Please refer to Exhibit "F" - Tenant's Work, paragraph 3.10). You must also request that Patterson Properties, Inc. be named additional insured by your General Contractor and a copy of this endorsement be sent to our office for our files. Under no circumstances shall an unlicensed or uninsured contractor be employed to do any work of any nature on this property. Please verify that any additional work you want done does not require building and/or fire department permits. If so, we will require a copy of the permit once obtained and also at the completion of your work, evidencing final building department signatures and acceptance. Notice of Completion filing document will also be required.

1. If a key to any roof access padlock is requested for construction work, one will be issued with a refundable deposit. If the key is for a lock on a room, a $500.00 refundable deposit will be required, for a padlock a $100.00 refundable deposit. Landlord/Owner at their sole discretion decide on the importance of issuance of keys.

2. Temporary power is sole responsibility of tenant. Any existing utilities already in place for your lease space are required to be changed to tenants name upon space acceptance. Please check with our office for this information and any help we may be to you to accomplish this request.

3. Temporary sanitation facilities are the sole responsibility of tenant. Be sure to have any portable facility placed on asphalt parking lot away from other tenants to avoid obnoxious fumes. PLACE FACILITY ON PLYWOOD TO PROTECT ASPHALT.

4. Trash and debris is a particularly important item. Not only is there a lot of construction related trash that you need to make sure your Contractor is responsible for removing from the site, but during the fixturization of a tenants space we have found there is a lot of trash. Please make arrangements to have your move-in trash, debris, cardboard boxes etc. removed from the property. We do not have facilities for this amount of trash. Under no circumstance is the landlord's refuse containers to be used for any construction debris. Tenant is responsible for daily housekeeping, lunch sacks, and delivery material, etc. Instruct workmen to place all lunch, break debris, etc., in appropriate containers you provide. No stockpiling of trash/debris on the exterior of the premises.

5. No smoking is allowed inside of buildings. Smoking is to be done in a designated area. You are responsible to police cigarette butts.

                                   EXHIBIT "H"

                                                        Initial: _______________

6. Place your trash bins on plywood sleepers so not to scar, mark or indent asphalt paving.

7. Any temporary office, bins, etc. to be placed on asphalt paving to be done with plywood sleepers. Prior to the delivery of any bin/office, etc. that will be placed in parking lot, tenant or their representative is to receive prior authorization of its location with landlord to insure its placement is not conflicting with other tenants or the center's use.

8. All access to space for construction purposes is to be done through rear or side doors. FRONT DOORS ARE NOT TO BE USED FOR DAILY ACCESS except for deliveries or occasional use unless construction cannot be performed without additional costs using such doors.

9. Landlord's roofing contractor is to perform, at reasonable market rates, all roof patching and tieins and repairs. Specific guidelines are to be followed as to roof jack types, placement of same, etc. Verify with landlord prior to any roof patching the roofing contractor on project so as not to jeopardize or void any warranty. Attached roofing specs must be adhered to. If Landlord has approved the installation of any roof top equipment, a raised platform may be required for equipment to set on (see drawing).

10. Any damage to exterior caused by wall penetration to be repaired to match adjacent surfaces to landlord's satisfaction. Verify with landlords representative prior to any holes being drilled. Placement, size and caulking are to be discussed prior to work.

11. ALL SIDEWALKS AND CURBS that are adjacent to accessible space or used for construction to be covered with plywood 100% -- no exceptions. Curbs are to be protected. Under no circumstance is any construction traffic to come into contact with unprotected concrete.

12. Daily: Tenant or their representative is to police exterior and pick up any debris caused by their operations.

13. Under no circumstance is any concrete trucks or concrete transports to be washed off on site. Off site facilities are to be arranged for. If any sand or gravel is necessary to be delivered on site, unless it is going directly into space, 100% of asphalt paving is to be protected so it does not come into contact with finished surface.

14. If any concrete saw cutting or coring is to be done, all slurry is to be vacuumed and disposed of off site or within tenant's space.

15. When landlord provides HVAC units, contact our office for phone number of HVAC contractor for start up, if applicable.

16. If necessary, hose down facility to control any debris, dirt, sawdust, etc. on a daily basis. If a hose bibb is used or a quick coupler, it is your responsibility to use the proper wrench for activating device. Under no circumstance are pliers or unsuitable devices accepted. Repairs will be made and charged accordingly for the damage. Be sure all hoses are working properly with no splits or leaks to cause unnecessary slip and fall hazards on any public walkway.

17. No exterior modification to building is to be done without landlord's prior permission and written authorization. If necessary, landlord will advise of subcontractors to use if special conditions exist. This includes core drilling for drain lines, vent pipes, etc.

18. Control workmen from parking in front of existing occupied tenant spaces during business hours so as not to disrupt existing tenants in center.

19. Under no circumstances are construction advertising signs allowed on the property outside of the tenants leased space.

20. Landlord encourages their Fire Sprinkler contractor for any modification to the system. If they are not selected, then Landlord requests that tenant and or their contractor provide them, for their approval, the fire sprinkler contractors name with a copy of their active pocket license evidencing their compliance with State Law along with a certificate of insurance for the property. Special access and notification may be required for this work, so please schedule accordingly.

                                   EXHIBIT "H"

                                                             Initial:___________

21. Check with the fire department to verify if a separate fire alarm permit and plans will be required for any modification you plan to do in the space. Again, Landlord will request that their subcontractor be used. If not then special conditions may apply.

22. Promotional items for indicating grand openings etc. are sometimes requested. Please check with our office prior to ordering any special advertising items intended to be used outside. that are Landlord does not allow certain types of items to be used.

23. If Landlord has allowed temporary signage, such as banners, to be used, we request that they be removed/taken down once the permanent signage has been installed.

24. Unless Landlord has given prior approval for "sandwich" type sidewalk signboards to be used, none shall be placed on exterior sidewalks or on the Some cities have ordinance property. regarding this advertising.

From time to time, landlord at their sole discretion may amend this document. Upon delivery and receipt by tenant of any amendment made, tenant and/or their representative acknowledge their agreement and compliance.

Your help and enforcement is appreciated. We look forward to your completion and addition to our center.

Sincerely,

PATTERSON PROPERTIES, INC.

READ AND ACKNOWLEDGED

TENANT:

By: __________________________                         Date: ___________________

CONTRACTOR:

By: __________________________                         Date: ___________________

LANDLORD:

By: __________________________                         Date: ___________________

DEPOSITS RECEIVED:

Damage Deposit:      $1,000.00                         Date Received: __________
Roof Access Deposit: $  500.00                         Date Received: __________
Pad Lock Deposit:    $  100.00                         Date Received: __________

                                   EXHIBIT "H"

                                                              Initial:__________

ROOF SPECIALTIES AND ACCESSORIES SPECIFICATIONS

1. Penetration clearance must be a minimum of 18" from walls, 18" from the center of cricket waterways, and a minimum of 18" from other penetrations or projections such as pipes, vents, walls, curbs, etc. (See penetration clearance detail.)

2. All flashing flanges must have a minimum of a 12" flange and be fabricated out of galvanized lead or copper such as pipes, vents, scuppers, edge metal, etc.

         a.       All seams are to be lead soldered - NO CAULKING

         b.       No Oatey type flashing will be permitted - RUBBER TOP TYPE

2.1.     If roof insulation is specified:

         a.       All flashing must be fabricated out of lead.

         b. Where galvanized or copper flashing flanges are used, a wood nailer and/or nailers must be installed over deck and under flange equal to heights of the total thickness of the insulation system such as pipes, vents, scuppers, roof hatch, factory curbs, edge metal, etc. (Fasten blocks to deck.)

3. Scupper to be on roof and properly fit. Scupper must slide in and out with ease.

         a. Scupper tube through wall must be long enough to extend 1" beyond the outside finish (concrete, stucco, or wood) of the wall.

         b. Provide continuous sealant along four ides at the intersection between scupper and outside wall surface.

3-1.     If roof insulation is specified:

         Where galvanized or copper flashing flanges are used, a wood nailer and/or nailers must be installed over deck and under flange equal to heights of the total thickness of the insulation system such as pipes, vents, scuppers, roof hatch, factory curbs, edge metal, etc. (Fasten blocks to deck.)

4. Pipe through roof to be installed a minimum of 8" above top of deck. Pipe must be secured from the underside of deck to insure no horizontal or vertical movement.

4.1.     If roof insulation is specified:

         Pipe through roof to be installed a minimum of 8" above top of insulation system.

5. All flashing flanges must be spotted on the pipe projection where the flashing is to be installed. If pipe is not through roof, spot flashing flange on roof deck surface with two nails or screws. Leave fastener head projecting 1/4" above deck surface for easy removal.

         a. Roofer cannot be responsible for the correct location of the flashing flanges without a pipe through the roof deck.

         b. Roofer cannot be responsible for sealing the intersection between the pipe and top of flashing, if the pipe is NOT through the deck and secured from the underside.

         c. Roofer will accept responsibility for the correct location of lashing flanges where NO pipe or stub-outs are installed, ONLY if a detailed roof plan is supplied to roofer by the General Contractor one day before the start of roofing. The plan must clearly note the number, size, and location of pipes.

6. Cast iron drains to be installed with all-thread rod. Rod to be 2-1/2" long after rod is screwed into drain. Plumber to supply one washer and one nut per rod.

6.1.     If roof insulation is specified:

         Drain bowl can be installed over wood nailer, insulation and/or deck. Architect, General Contractor, roofer and plumber to review.

7.       Curbs to be installed a minimum of 8" above top of roof deck.

                                   EXHIBIT "H"

                                                             Initial: __________

7.1.     If roof insulation is specified:

         Curb to be installed a minimum of 8" above top of insulation system.

         NOTE: If crickets are specified for item 7 or 7.1 above, curbs are to be installed a minimum of 8" above the ridge and/or high point of the cricket.

8.       Self-Curbing Roof hatch with insulation on sides.

         a.       Remove insulation from sides of roof hatch.

         b. Install new 3/4" or 1" wood nailers at the sides of roof hatch. Corner nail and/or screw only. (By others.)

         c. Install new counter flashing at sides of roof hatch after roofing is installed (By others.)

9.       Mechanical factory metal curbs.

         a.       Install curb on top of double wood leverer/nailers.

         b.       Install rigid insulation (Polyisocyanurate or Perlite type
                  ONLY) at all sides of metal curbs equal to the thickness of factory applied wood nailer. (By others.)

         c.       Curbs to be installed a minimum of 8" above top of roof deck.

9.1      If roof insulation is specified:

         Curb to be installed a minimum of 8" above top of insulation system.

         NOTE:    1)       It is the responsibility of the mechanical
                           subcontractor to install counter flashing before installing AC unit - NOT AFTER.

                  2) Counterflashing to be installed with caulking at laps and screwed with 3/8" head screw through 5/8" steel neoprene washer 18" O.C.

10.      Edge metals flashing flanges with or without gutter.

         a. Edge metal to be 2" face with a grid or drop edge x 4" flange on roof - "L" type.

         b.       Edge metal to be supplied and loaded on roof by others.

         c. Roofer will install edge metal and may or may not install gutter clips. Architect, General Contractor, roofer and sheet metal subcontractor to review.

10.1     If roof insulation is specified:

         a. Where galvanized or copper flashing flanges are used, a wood nailer and/or nailers must be installed over deck and under flange equal to heights of the total thickness of the insulation system such as pipes, vents, scuppers, roof hatch, factory curbs, edge metal, etc. (Fasten blocks to deck.)

         b. If gutters are used, gutter clips must be furnished and loaded by others.

11. All accessories to be installed properly AC curbs, AC plenums, platforms, skylights, roof hatch, flashing flanges, etc. Architect, General Contractor, roofer and all subcontractors to review.

                               GENERAL INFORMATION

It is not the responsibility of landlord to protect the completed roofing surface from traffic from subcontractors. Each subcontractor and/or the General Contractor is responsible for the protection of the roof surface by:

         -        Cleaning up as you go.

         -        Cleaning up each day.

         -        Storing materials on plywood sheeting and/or pallets.

                                   EXHIBIT "H"

                                                              Initial:__________

         -        At work area using plywood sheeting to stand on.

During the warranty and/or guarantee period, if Owner, General Contractor and/or subcontractor allows alternation or damage of roof by anyone other than landlord's specified roofer, including cutting or patching, in connection with penetrations and/or roof top mounted equipment, the warranty and/or guarantee shall be null and void until such alternations or damage has been repaired by landlord's specified roofer and until such cost and expense thereof has been paid by owner or other responsible party so designated.

                                   EXHIBIT "H"

                                                              Initial:__________

                                             NARA BANK, NATIONAL ASSOCIATION, AS
                                             "TENANT AND PATTERSON FAMILY TRUST
                                             DATED JULY 7, 1988, AS "LANDLORD"

                                             Zinfandel Square

                              SHOPPING CENTER LEASE

                                TABLE OF CONTENTS

                                                                            PAGE
Article 1   LEASE OF PREMISES ............................................    2
Article 2   LEASE REVIEW OBLIGATIONS OF LANDLORD AND TENANT ..............    2
Article 3   DEFINITIONS ..................................................    2
Article 4   SHOPPING CENTER PLAN .........................................    4
Article 5   OTHER TENANCIES ..............................................    4
Article 6   DELIVERY OF POSSESSION .......................................    4
Article 7   TENANT'S WORK ................................................    4
Article 8   RENT .........................................................    4
Article 9   NET SALES ....................................................    6
Article 10  POSSESSION AND USE ...........................................    7
Article 11  UTILITIES SERVICES ...........................................    7
Article 12  INDEMNITY OF TENANT ..........................................    8
Article 13  INSURANCE - WAIVER OF SUBROGATION ............................    8
Article 14  TITLE OF LANDLORD ............................................    9
Article 15  TENANT'S RIGHT TO MAKE ALTERATIONS ...........................   10
Article 16  MECHANICS' LIENS .............................................   10
Article 17  ADVERTISING MEDIA ............................................   11
Article 18  FIXTURES AND PERSONAL PROPERTY ...............................   11
Article 19  ASSIGNING, MORTAGAGING, SUBLETTTING, CHANGE IN OWNERSHIP .....   12
Article 20  TENANT'S CONDUCT OF BUSINESS .................................   13
Article 21  REPAIR AND MAINTENANCE OF THE PREMISES .......................   13
Article 22  CASUALTY DAMAGE AND RECONSTRUCTION ...........................   14
Article 23  EMINENT DOMAIN ...............................................   15
Article 24  COMMON AREAS .................................................   16
Article 25  DEFAULTS BY TENANT ...........................................   18
Article 26  DEFAULTS BY LANDLORD .........................................   19
Article 27  ATTORNEYS' FEES ..............................................   20
Article 28  SUBORDINATION - ATTORNMENT ...................................   20
Article 29  QUIET POSSESSION .............................................   20
Article 30  MERCHANT'S ASSOCIATION .......................................   21
Article 31  CAPTIONS; JOINT AND SEVERAL LIABILITY ........................   21
Article 32  NOTICES ......................................................   21
Article 33  OBLIGATIONS OF SUCCESSORS ....................................   21
Article 34  CONSENT OF LANDLORD AND TENANT ...............................   21
Article 35  SECURITY DEPOSIT .............................................   21
Article 36  MISCELLANEOUS ................................................   22
Article 37  BROKERS ......................................................   24
Article 38  COMPLIANCE ...................................................   24

EXHIBITS    EXHIBIT "A"   INTENTIONALLY OMITTED

            EXHIBIT "B"   LANDLORD'S NOTICE OF LEASE TERM DATES

            EXHIBIT "C"   SALE/LEASE DISCLOSURES

            EXHIBIT "D"   ESTOPPEL CERTIFICATE FORM

            EXHIBIT "E"   PLAN SHOWING THE PREMISES & SHOPPING CENTER

            EXHIBIT "F"   LANDLORD'S/TENANT'S WORK

            EXHIBIT "G"   SHOPPING CENTER SIGN CRITERIA

            EXHIBIT "H"   TENANT'S CONSTRUCTION COMPLIANCE AGREEMENT

                                   ____________________   ______________________
                                         Landlord                        Tenant

This Lease between Patterson Family Trust dated July 7, 1988 (Landlord"), and NARA Bank, National Association ("Tenant"), is dated January 31, 2004

1.  LEASE OF PREMISES.

In consideration of the Rent and all other charges to be paid by Tenant and in accordance with all of the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the demised Premises within the building within the Shopping Center shown by diagonal lines on the plan attached hereto as Exhibit "E", and further described at Article 3.k. The Premises are located within the Shopping Center described in Article 3.m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord and other tenants, subtenants and invitees of the Shopping Center, to use of the Common Areas (as defined at Article 3.e.). Notwithstanding any of the other provisions of this Lease, Tenant shall have no obligations hereunder unless and until Tenant has obtained the approval of the appropriate government regulators (including, without limitation, the Office of the Comptroller of the Currency) to operate a banking office and automated teller machine within the Premises, which shall occur no later than sixty (60) days after the execution of this Lease or Landlord shall have the option to terminate this Lease.

2.  LEASE REVIEW OBLIGATIONS OF LANDLORD AND TENANT.

Landlord and Tenant acknowledge and agree that each has the responsibility to personally review and approve the contents of this Lease and to have this Lease reviewed, approved, and modified as needed by its attorneys before the Lease is signed.

3. DEFINITIONS.

As used in this Lease, the following terms have the following meanings:

b.  BROKER(S)

            Landlord's Broker: CB Richard Ellis, Inc.

            Tenant's Broker: CB Richard Ellis, Inc.

Landlord's Broker hereby discloses to Landlord and Tenant that Landlord's Broker is acting in this transaction as the agent of (check applicable box below):

                Landlord exclusively; or

            X   Both Landlord and Tenant.

            __ Landlord and Tenant each consent to such representation by Landlord's Broker.

c. LEASE COMMENCEMENT DATE: Upon Landlord's delivery of Premises to Tenant, which Landlord shall do on or before the Outside Date for Delivery of Possession, or Tenant may Terminate the Lease at its sole option as provided in Section 6 hereof.

d.  RENTAL COMMENCEMENT DATE:

    (ii) The earlier of (a) the date Tenant opens for business in the Premises or (B) One Hundred Twenty (120) days after substantial completion of Landlord's Work in the Premises (as defined in Exhibit "F" to the Lease). The date of such substantial completion is the date the Premises are substantially complete to the extent of Landlord's Work, except for such work that Landlord cannot complete until Tenant performs necessary portions of Tenant's Work (as defined in Exhibit "F"). Substantial completion of Landlord's Work shall be evidenced by notice to Tenant from Landlord's architect or designated representative that substantial completion has occurred; or

    Tenant shall commence Tenant's Work promptly upon substantial completion of Landlord's Work and shall diligently complete Tenant's Work so that Tenant can promptly open for business in the Premises.

e. COMMON AREAS: All areas, structural portions, facilities and equipment of the Shopping Center outside of the Premises and of the premises of other tenants, but within the exterior boundaries of the Shopping Center that are provided and designated by Landlord from time to time for the general use, benefit and/or convenience of Tenant and/or other tenants of the Shopping Center and/or their respective authorized representatives and invitees. Common Areas include without limitation, pedestrian walkways and patios, landscaped areas, sidewalks, service corridors, public restrooms, stairways, roofs, walls, plazas, malls (including any enclosed malls where climate control is provided), throughways, loading areas, parking areas, all signage surfaces, including but not limited to building surfaces and monument/pole signs, and roads, all as generally shown on the plan attached hereto as Exhibit "E". Landlord shall have the right to regulate or restrict the use of the Common Areas; provided, however, that such regulation or restriction shall not impair access by Tenant or its customers to, or the commercially reasonable use of the Premises.

f. FLOOR AREA: As to both the Premises and the Shopping Center, the respective measurements of floor area as are from time to time subject to lease by Tenant and all tenants of the Shopping Center, respectively, as determined and applied by Landlord on a consistent basis throughout the Shopping Center.

h.    LANDLORD'S MAILING ADDRESS:         Patterson Family Trust
                                          c/o Patterson Properties, Inc.
                                          2270 Douglas Boulevard, Suite 111
                                          Roseville, CA 95661

      TENANT'S MAILING ADDRESS:           3701 Wilshire Blvd., Ste. 220
                                          Los Angeles, CA 90010
                                          Attn: Muyng Hee Hyun

i. MINIMUM BASE RENT (INITIAL) (ARTICLE 8.1): $ 3,750.00 per month, payable in twelve (12) equal monthly installments during first year of lease.

j.    OUTSIDE DATE FOR DELIVERY OF POSSESSION (ARTICLE 6): June 1, 2004

k. PREMISES: That portion of the Shopping Center containing approximately 3,000 square feet of Floor Area, shown by diagonal lines on Exhibit "E", located on the 1st level of the Shopping Center and designated space 404B. The Premises has dimensions of approximately 35.29 feet in frontage and approximately 85 feet in depth.

l.    SECURITY DEPOSIT (ARTICLE 35): $ None.

m. SHOPPING CENTER: The building of which the Premises is a part (the "Building") and any other buildings and improvements on the real property (the "Property") located at Zinfandel Square Shopping Center and further described on Exhibit "E". The Shopping Center is known as Zinfandel Square

n. TENANT'S FIRST ADJUSTMENT DATE (ARTICLE 8.2): The first day of the calendar month following the Rental Commencement Date plus 12 months.

o.    TENANT'S PROPORTIONATE SHARE (INITIAL): Approx. 2.94%.

      Such share is a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the Floor Area of the buildings in the Shopping Center available for exclusive use and occupancy by tenants (excluding the Floor Area of those areas, if any, designated by Landlord on Exhibit "E" as "Major Stores"), as determined by Landlord from time to time on a consistent basis. As of the date of this Lease the Shopping Center (excluding any Major Stores) contains a total Floor Area of 102,090 square feet.

p.    TENANT'S RADIUS (ARTICLE 20.3): Intentionally omitted.

r. TENANT'S TRADE NAME (ARTICLE 10): NARA Bank, N.A. also known as NARA Bank, National Association, also known as NARA Bank

s. TENANT'S USE CLAUSE (ARTICLE 10): The Premises shall be used and occupied only for the purpose of banking services or other financial services including (without limitation) insurance services, and general office use and for no other use or purpose.

                                   ____________________   ______________________
                                         Landlord                         Tenant

t. TERM: The Term of this Lease shall begin as of the date hereof and shall continue thereafter for a period of five (5) years and four (4) months (plus any partial month) following the Lease Commencement Date. The Lease Commencement Date and expiration date of the Lease shall be set forth in Landlord's Notice of Lease Term Dates (the "Notice"), which shall be substantially in the form set forth at Exhibit "B". The Notice shall be served on Tenant promptly following determination of the Lease Commencement Date under Article 3.c.

4.    SHOPPING CENTER PLAN.

The plan of the Shopping Center attached as Exhibit "E" shows, among other things, the principal improvements which initially comprise or will initially comprise the Shopping Center. Tenant agrees that Landlord may at any time and from time to time, change the shape, size, location, number, and extent of the improvements now shown on Exhibit "E" and may eliminate or add any improvements to any portion of the Shopping Center, but Landlord agrees (i) not to materially change the size or location of the Premises without Tenant's consent, and (ii) that any such changes will not materially adversely affect ingress to and egress from the Premises, visibility of the Premises or parking availability in the Shopping Center.

5.    OTHER TENANCIES.

Landlord reserves the absolute right to effect such other tenancies and uses in the Shopping Center as Landlord, in its sole business judgment, determines best promotes the interests of the Shopping Center; provided, however, that the Shopping Center shall not lease space to any "adult sexual entertainment" company or business. Landlord and Landlord's Broker do not represent, and Tenant does not rely on the possibility, that any specific tenant or number of tenants will occupy space in the Shopping Center during the Term.

6.    DELIVERY OF POSSESSION.

Landlord agrees to deliver to Tenant and Tenant agrees to accept from Landlord possession of the Premises promptly upon substantial completion of Landlord's Work. If for any reason Landlord does not deliver possession of the Premises to Tenant with Landlord's Work substantially completed by the Tenant's Tentative Lease Commencement Date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, but the Lease Commencement Date shall be delayed by the number of days delivery is delayed and Rent shall be abated until the date of substantial completion of Landlord's Work in the Premises. Notwithstanding anything to the contrary contained herein, if Landlord does not deliver possession of the Premises to Tenant on or before the Outside Date for Delivery of Possession, this Lease shall terminate and be of no further force or effect, and Landlord and Tenant shall have no further obligations hereunder.

7.    TENANT'S WORK.

Tenant shall commence construction of Tenant's Work as defined in Exhibit "F" within a reasonable period of time following the date of substantial completion of Landlord's Work in the Premises and shall diligently complete Tenant's Work. Landlord shall give Tenant not less than 10 days' advance written notice of such anticipated date of substantial completion of Landlord's Work. Tenant shall, at any time reasonably requested by Landlord or Landlord's architect, commence, and complete within a reasonable time following such commencement, construction of those portions of Tenant's Work necessary to enable Landlord to proceed with Landlord's Work hereunder. Tenant shall open the Premises for business within one hundred eighty (180) days following the date of substantial completion of Landlord's Work in the Premises.

8.    RENT.

8.1 PAYMENT OF MINIMUM MONTHLY BASE RENT. Tenant agrees to pay the Minimum Monthly Base Rent during the Term for its use and occupancy of the Premises. Minimum Monthly Rent shall be payable in advance on the first day of each calendar month of the Term without notice, setoff or deduction, in twelve (12) equal monthly installments during each year of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Minimum Monthly Rent for the partial month shall be prorated on a daily basis, based on a 30 day month. Tenant shall pay Landlord the first installment of Minimum Monthly Base Rent when Tenant executes this Lease, with the second installment due thirty (30) days after the rental commencement date.

8.2 ADJUSTED MINIMUM MONTHLY BASE RENT.

a. The Minimum Monthly Rent as set forth in Article 3.i. shall be adjusted increased annually BY 3% (the "Adjustment Date"), commencing on Tenant's First Adjustment Date. (See Addendum)

                                   ____________________   ______________________
                                         Landlord                         Tenant

8.3 PROPERTY TAXES.

    a. Beginning with the Rental Commencement Date and for the balance of the Term, Tenant shall pay to Landlord as "additional rent" the amount of taxes and assessments levied and assessed for any year upon the Premises and the underlying Property (the "Premises Property Taxes"). Such sum shall be prorated for any partial year of the Term on a daily basis, based on a 360 day year.

    If the Premises and the underlying Property are not separately assessed, but are assessed as part of the land and improvements on a larger parcel (hereinafter the" Larger Parcel"), Tenant's share of Premises Property Taxes shall be a fractional portion of the property taxes on the Larger Parcel, the numerator of which is the Floor Area of the Premises and the denominator of which is the Floor Area of all the areas available for exclusive use and occupancy by tenants of the Larger Parcel. Tenant shall pay Premises Property Taxes to Landlord as part of Common Area Costs at the times and in the manner provided for the payment of Common Area Costs at Article 24.3 of this Lease. For purposes hereof, an equitable adjustment shall be made for buildings which are only partially completed on the date such property taxes become a lien.

    If any Premises Property Taxes (including any assessments which may be evidenced by improvement or other bonds) due hereunder may be paid in annual installments, only the amount of such annual installment (with an appropriate proration for any partial year) and statutory interest thereon shall be included in the computation of annual Premises Property Taxes.

    b. The term "Premises Property Taxes" shall mean: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises, Property or the Shopping Center; (ii) any tax on Landlord's right to receive, or the receipt of, rent or income from the Premises, Property or the Shopping Center or against Landlord's business of leasing space in the Shopping Center (except for State and Federal Income Taxes); (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises, Property or Shopping Center by or through any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Premises, Property or Shopping Center due to a change in ownership or transfer of all or part of Landlord's interest in the Premises, Property or Shopping Center; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Premises Property Taxes" do not, however, include Landlord's federal or state income, gift, franchise, inheritance or estate taxes.

8.4 PERCENTAGE RENTAL. None

8.5 ADDITIONAL RENT Tenant shall pay, as additional rent, all sums of money required to be paid pursuant to the terms of this Article 8, the sums to be paid pursuant to Articles 11, 21, 24 and Exhibit "F", and all other sums of money or charges required to be paid by Tenant under this Lease, whether or not such sums are specifically designated as "additional rent." All amounts required to be paid by Tenant hereunder are sometimes collectively referred to as "Rent."

8.6 INTEREST AND LATE CHARGES. If Tenant fails to pay when due and payable, any Rent, additional rent, or other sums due from Tenant under this Lease, the unpaid amounts shall bear interest at the maximum lawful rate from

                                   ____________________   ______________________
                                         Landlord                         Tenant
the date due to the date of payment.

Tenant acknowledges that its late payment of any monthly installment of Minimum Annual Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, loss of use of money, administrative and collection costs, and processing and accounting expenses. THEREFORE, IF ANY INSTALLMENT OF MINIMUM MONTHLY RENT THAT IS NOT RECEIVED BY LANDLORD FROM TENANT BY THE FIFTH (5TH) DAY OF THE MONTH (EXCEPTING THOSE OCCASIONS WHEN MAIL DELIVERY IS NOT AVAILABLE DUE TO NON-DELIVERY, IN WHICH CASE, THE LATE DATE SHALL BE EXTENDED FOR ONE (1) DAY FOR EACH NON-DELIVERY DAY) FOR WHICH SUCH INSTALLMENT IS DUE, TENANT SHALL IMMEDIATELY PAY TO LANDLORD A LATE CHARGE EQUAL TO 10% OF SUCH INSTALLMENT. Such late charge is in addition to any interest due pursuant to the preceding paragraph of this Article 8.6. Landlord and Tenant agree that this late charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for its loss suffered by, such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease.

8.7 PAYMENT OF RENT. All Rent and other payments due under this Lease shall be paid by Tenant to Landlord at Landlord's management office in the Shopping Center, or at such other place as may from time to time be designated by Landlord in writing at least 10 days prior to the next ensuing payment date.

INTENTIONALLY OMITTED.

                                   ____________________   ______________________
                                         Landlord                         Tenant

10. POSSESSION AND USE.

10.1 PERMITTED USES AND PROHIBITED CONDUCT. Possession of the Premises shall be delivered to Tenant free and clear of all tenants and occupants and the rights of either, and free of liens and encumbrances other than those specified in
Article 14 hereof. Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause and shall operate its business only under the trade name specified as Tenant's Trade Name. Tenant shall not use or permit the Premises to be used for any other purposes or under any other trade name. Tenant shall not, without the prior written consent of Landlord, sell merchandise from vending machines or allow any coin operated vending or gaming machines on the Premises. Tenant shall not use or permit any person to use the Premises for conducting a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, or for any use or purpose in violation of the laws, ordinances, regulations and requirements of the United States or the State, County and City where the Shopping Center is located, or any other lawful authority. Tenant shall, during the Term, keep the Premises in a clean and wholesome condition, free of any objectionable noises, odors or nuisances affecting other tenants or neighboring residences and shall comply with all health and police regulations. All trash and rubbish of Tenant shall be deposited only in receptacles provided by Landlord and no other trash receptacles shall be permitted to remain outside the Premises or Building. Landlord shall cause such receptacles to be emptied and trash removed at Tenant's expense. Tenant shall not cause or permit waste to occur in the Premises and shall not overload any floor or abuse the plumbing in the Premises.

Tenant may not display or sell merchandise or allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls, roof or permanent doorways of the Premises, or in Building hallways. Tenant may erect aerials and antennae on the roof or exterior walls of the Premises or Building as reasonably required by Tenant after first obtaining, in each instance, the written consent of Landlord. Any aerial or antenna so installed without Landlord's written consent may be removed without notice at any time, at Tenant's expense. Tenant shall be responsible for any damages associated with the aerials or antenna. Tenant shall not solicit or distribute materials in any manner in any of the Common Areas (including automobile parking facilities and any enclosed mall of the Shopping Center).

10.2 INSURANCE COVERAGE USE RESTRICTIONS. Tenant shall not carry any stock or goods or do anything in or about the Premises which tends to increase the insurance rates on the Building or Shopping Center or impairs Landlord's ability to maintain insurance coverage on the Building or Shopping Center. Tenant agrees to pay to Landlord promptly upon demand the amount of any increases in Landlord's insurance premiums caused by Tenant's violation of these restrictions, whether or not Landlord has consented to such act(s) by Tenant. If Tenant installs any electrical equipment in the Premises which overloads the electrical lines of the Premises, Tenant shall, at its expense, make any changes and install any fire extinguishing equipment required by Landlord's insurance underwriters or applicable fire, safety and building codes and regulations. Nothing herein contained constitutes Landlord's consent to such overloading.

10.3 DELIVERIES. Tenant shall use its best efforts to complete all deliveries, loading, unloading and services to the Premises before 8:00 a.m. each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing

                                   ____________________   ______________________
                                         Landlord                         Tenant
the Premises from parking or standing in front of, or at the rear of, the Premises from 8:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries to and servicing of the Premises, and Tenant agrees to abide by such further non-discriminatory regulations of Landlord. Notwithstanding the foregoing provision of this section, Landlord acknowledges that Tenant is a financial institution and agrees that armed couriers, vendors and other delivery services as are customarily used by banks may enter the Premises during the hours of 8:00 a.m. to 9:00 p.m. and may enter through, exit from and stand in the front of or in the rear of the Premises during such hours.

11. UTILITIES SERVICES.

11.1 UTILITIES INSTALLATION. Landlord agrees that to the extent provided for in Exhibit "F" hereof, it will initially make available to Tenant during the term of the Lease (i) facilities for the removal of sewage and the delivery to and distribution within the Premises of water, electricity, telephone service and natural gas (which shall be used by Tenant for cooking and demonstration of gas operated sales items only) [these facilities are collectively referred to in this Article 11 as "utilities"], and (ii) a heating, ventilation and air conditioning system (the "HVAC system"). Unless Landlord agrees otherwise, Tenant shall use only those utilities and any HVAC system provided for under Exhibit "F" to serve the Premises. If required under Exhibit "F" a separate meter shall measure the consumption of utilities and/or the HVAC system.

Landlord shall be responsible for providing utilities and HVAC system required for Tenant's business operations in the Premises and Landlord may pass along the cost of such utilities and HVAC system as part of the Common Area Costs.

11.2 UTILITIES AND HVAC SYSTEM CHARGES. Tenant shall pay for all utilities used by Tenant on the Premises from and after substantial completion of Landlord's Work in the Premises. If Tenant's utilities and/or HVAC system are separately metered, Tenant shall pay directly to the appropriate utility company the cost of all such utilities used on the Premises. If any of Tenant's utilities and/or HVAC system are furnished by Landlord without separate metering, then during the Term Tenant shall pay as additional rent, monthly in advance, a utilities charge to reimburse Landlord for any such utilities furnished by Landlord to the Premises. This utilities charge shall, be established a percentage of such total utility costs equal to a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the Floor Area of Shopping Center actually being furnished with utility service by Landlord at the time of billing. If Tenant's Premises is not separately metered, such utilities and/or HVAC charges may be billed with Tenant's share of Common Area Costs under
Article 24.3. The utilities charge to Tenant hereunder for utilities furnished by Landlord shall be based on utility rates which do not exceed those charged by the local public utility company for services it would otherwise furnish directly to Tenant. If the Premises are not initially separately metered, Landlord shall have the right, at its expense, to install separate meters for the Premises at any time during the Term.

11.3 FAILURE TO PAY. If Tenant fails to pay any amount due to Landlord hereunder this Section 11.2 within 20 days after receipt by Tenant of a bill therefor, Landlord may (in addition to all other rights and remedies provided herein for breach of this Lease and if permitted by law) cut off and discontinue, upon 5 days' advance notice to Tenant and opportunity to cure, any such utilities furnished to the Premises by Landlord until all such amounts are paid in full; provided, however, that if Tenant disputes in good faith any amount allegedly due under Section 11.2, Landlord shall provide such written evidence as Tenant may reasonably request with respect to such amount and Tenant and Landlord shall discuss such amounts for up to thirty (30) days in a good faith attempt to resolve any such dispute before Landlord may cut off or discontinue any such utilities.

11.4 NO LANDLORD LIABILITY. Landlord shall not be liable in damages or otherwise for the failure or interruption of any utility service being furnished to the Premises, or operation of the HVAC system, if any, except if such failure or interruption was caused by Landlord and results in Tenant's being unable to conduct its activities on the Premises in a commercially reasonable manner with the level of comfort for Tenant's employees and customers as is customary for bank branches in the vicinity of the Shopping Center. No such failure or interruption shall entitle Tenant to terminate this Lease or stop making any Rent or other payments due hereunder except as provided in Section 26 below.

12. INDEMNITY BY TENANT.

Tenant shall indemnify and hold Landlord harmless from any and all costs, claims or liability of any kind arising out of: (a) Tenant's use and occupancy of the Premises, (b) the conduct of Tenant's business or any work, activity or other things allowed or permitted by Tenant to be done in or on the Premises; (c) any breach or default in the performance of any of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; and/or (e) any other acts or omissions of Tenant, its agents, employees, invitees or contractors. Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim or liability and shall indemnify Landlord from and against all costs, attorney's fees, expert witness fees and any other expenses incurred in such action or proceeding.

                                   ____________________   ______________________
                                         Landlord                         Tenant

Notwithstanding the foregoing provisions of this Section, however, Tenant shall have no obligation to defend, protect, indemnify, or hold Landlord or Landlord's employees harmless for any claim, loss or damage that is caused by or arises out of the willful misconduct or gross negligence of Landlord or Landlord's employees, agents, representatives or contractors. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

13. INSURANCE - WAIVER OF SUBROGATION.

13.1 TENANT'S INSURANCE OBLIGATIONS. Tenant shall, from and after the earlier of
(a) substantial completion of Landlord's Work in the Premises, or (b) of any of Tenant's Work in the Premises, and for the remainder of the Lease Term maintain, at its expense, the following types of insurance coverage, in the amounts specified and in the forms hereinafter provided for:

(i) LIABILITY INSURANCE. Commercial general liability insurance (sometimes known as comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Such policies shall be an occurrence form and shall include Owner's and Contractor's Protective Liability (including course of construction coverage) with respect to construction of improvements by Tenant on the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be not less than $2,000,000 per occurrence and $4,000,000 in the aggregate. The liability insurance obtained by Tenant under this Article 13.1(i) shall (1) be primary and noncontributing; (2) contain cross-liability endorsements; and (3) insure Landlord against Tenant's performance under Article 12(a), (b) and (e). The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

(ii) PLATE GLASS. Insurance covering the full replacement cost of all plate glass on the Premises.

(iii) TENANT IMPROVEMENTS. Insurance covering all of the items specified as "Tenant's Work" in Exhibit "F", Tenant's leasehold improvements, alterations, additions or improvements permitted under Article 16, and trade fixtures, merchandise and personal property from time to time in, on or upon the Premises. Such insurance shall cover not less than 100% of the full replacement cost of the foregoing from time to time during the Term, and shall provide protection against any peril included within the classification of fire, extended coverage, sprinkler leakage, vandalism, theft, malicious mischief and special extended perils (all risk). Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease is terminated under the provisions of Article 22 hereof.

(iv) GENERAL INSURANCE PROVISIONS.

    (a) Any insurance required to be maintained by Tenant hereunder shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

    (b) A certificate of the insurer or the insurer's legal representative evidencing the existence and amount of each insurance policy required of Tenant hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter at least 30 days prior to the expiration of any such policy. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after 30 days' written notice to Landlord. If Tenant fails to deliver any such evidence of insurance to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's written consent, Landlord may obtain such insurance coverage, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement therefor.

    (c) All insurance shall be maintained with companies holding a "General Policy Rating" of A-XII or better, as set forth in the most current issue of "Best's Key Rating Guide." Tenant acknowledges that the insurance described in this Article 13.1 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall be responsible for obtaining any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

13.2 LANDLORD'S INSURANCE OBLIGATIONS. Landlord shall, in connection with its ownership and operation of the Shopping Center, at all times from and after the completion of Landlord's Work in the Premises, maintain in effect policies of insurance providing protection against the following liabilities and/or risks:
(a) commercial general liability insurance in an amount not less than $2,000,000.00 combined single limit for bodily injury and property damage, and
(b) fire and extended coverage insurance (including coverage for Common Area sprinkler damage,

                                   ____________________   ______________________
                                         Landlord                         Tenant
vandalism and malicious mischief on the Building and Shopping Center in an amount not less than their full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the Term. The types and coverages of insurance maintained by Landlord hereunder shall be subject to such further requirements as may be imposed by Landlord's lender. Landlord shall also have the right to maintain such additional types and coverages of insurance (including business interruption insurance) as are customary, prudent or reasonable for shopping centers similar to the Shopping Center. Landlord's obligation to carry the insurance provided for herein may be satisfied by blanket policies if the coverage required hereunder is satisfied.

13.3 WAIVER OF SUBROGATION. Landlord and Tenant (for themselves and their insurers) each hereby waive all rights of recovery against the other (including any deductible amounts) and against the officers, employees, agents and representatives of the other, against any of the parties to the REA referred to in Article 14 hereof (the "Parties") and against other tenants of the Shopping Center on account of any loss by or damage to the waiving party (including any deductible amounts) or its property or the property of others under its control (including as to Tenant the Premises and its contents, and as to Landlord the other portions of the Shopping Center), arising from any risk generally covered and/or coverable by fire and extended coverage insurance.

14. TITLE OF LANDLORD.

Landlord's estate in the Shopping Center and Tenant's leasehold estate in the Premises is subject to the liens or restrictions of (a) any matters or documents of record (the "Matters of Record"), including the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way or any construction, operation and reciprocal easement agreement (the "REA"); and (b) the effect of any zoning laws of the City, County and State where the Shopping Center is located. Tenant agrees that (i) Tenant and all persons in possession of Tenant's leasehold estate or holding under Tenant will conform to and will not violate the terms of any REA or any other Matters of Record, and (ii) this Lease is subordinate to the REA, if any, and any amendments or modifications thereto. If the REA, if any, is not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the REA upon recordation of the REA. Tenant agrees to execute and return to Landlord within 10 days after written demand therefor by Landlord, an agreement in recordable form satisfactory to Landlord subordinating this Lease to the REA. Any REA shall not prevent Tenant from using the Premises for the purposes set forth in Tenant's Use Clause.

15. TENANT'S RIGHT TO MAKE ALTERATIONS.

15.1 PERMITTED IMPROVEMENTS. Subject to the terms of this Article 15, Tenant may from time to time after completion of Tenant's Work and at its own expense, make alterations, additions, improvements and changes (individually and collectively referred to in this Article 15 as "improvement(s)" in and to the interior of the Premises after first giving notice to Landlord of the improvement work proposed to be done and providing Landlord with all plans for such proposed improvement work. Tenant may not make any improvement which reduces the value of the Premises or is of a structural nature. No single improvement costing more than $12,000.00 may be made without first obtaining the written approval of Landlord. In addition, no improvement shall be made to any storefront, mechanical system, or exterior wall or to the roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of an existing mezzanine, unless and until the written consent and approval of Landlord is first obtained.

No penetration into or through the roof or floor of the Premises may be made without Landlord's prior written approval of the reason for such penetration and the method by which it is to be done. If Landlord approves any such penetration, Landlord shall have the absolute right to select and supervise the contractor performing such penetration. Tenant shall be liable for any damage caused by any such penetration, whether or not so approved by Landlord.

Tenant shall reimburse Landlord for all costs incurred by Landlord (including architect's and/or engineer's fees) in approving Tenant's plans for improvements and for reasonable costs incurred by Landlord in supervising any improvement work required to be approved by Landlord hereunder.

15.2 CONSTRUCTION REQUIREMENTS. All improvements to be made to the Premises which require the approval of Landlord shall be performed under the supervision of a competent architect or competent licensed structural engineer and shall be made in accordance with plans and specifications first approved in writing by Landlord before the commencement of work. All improvements shall be constructed in a good and workmanlike manner in accordance with all applicable laws (including any laws relating to the use of hazardous materials, such as asbestos containing materials) and diligently completed. Before commencement of any construction, Tenant shall deliver a copy of the building permit to Landlord and shall provide Landlord with a list of all contractors or subcontractors being used. Upon completion of such improvements, Tenant shall file a Notice of Completion for record in the office of the County Recorder where the Shopping Center is located, as required or permitted by law. Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials in connection with any improvements made to the Premises. Upon expiration or earlier termination of this Lease, such improvements shall become a part of the Premises and shall not be removed by Tenant. In constructing such improvements, Tenant shall have the work performed in such a manner as not to obstruct access

                                   ____________________   ______________________
                                         Landlord                         Tenant
to the premises of any other tenant in the Shopping Center.

15.3 INSURANCE REQUIREMENTS. If Tenant makes any permitted improvements to the Premises under the provisions of this Article 15, Tenant shall carry insurance covering any such improvements satisfying the requirements of Article 13.1(iii). It is expressly understood and agreed that (a) to the extent that such improvements will be insured by Landlord under the insurance it may carry upon the Building or Shopping Center, and (b) in the event that Landlord carries such insurance, Landlord shall be required to reinstall any such improvements made by Tenant under any provision of Article 22 for reconstruction of the Premises.

16. MECHANICS' LIENS.

16.1 TENANT'S COVENANTS. Tenant shall pay all costs for work done by or for Tenant in the Premises (other than Landlord's Work), and Tenant shall keep the Premises, Building and Shopping Center free of all mechanics' liens and other liens on account of work done for Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, loss, damage, costs, attorneys' fees and all other expenses on account of claims of lien of laborers or materialman or others for work performed or materials or supplies furnished to or for Tenant or persons claiming under Tenant. In addition, Tenant shall keep Tenant's leasehold interest and any of those improvements to the Premises which are or become property of Landlord pursuant to this Lease free of all attachment or judgment liens. Prior to commencing any work in or to the Premises (including the supply of any labor, services or materials for the construction of improvements in the Premises under Article 15 or Exhibit "F"), Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord.

16.2 TENANT'S CONTEST OF LIEN. If Tenant desires to contest any claim of lien arising from work done by or for Tenant in the Premises, Tenant shall first furnish Landlord adequate security in the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety in such amount, conditioned on the discharge of the lien. If a final judgment establishing the validity or existence of any such lien for any amount is entered, Tenant shall immediately pay and satisfy such judgment.

16.3 LANDLORD'S RIGHT TO CURE. If Tenant is in default in paying any charge for which a lien claim and suit to foreclose the lien have been filed, and Tenant has not given Landlord adequate security to protect the Premises, the property therein, and the Building, Shopping Center and Landlord from liability for such claim of lien, Landlord may (but shall not be required to) pay the claim and any associated costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such payment shall be immediately due and owing from Tenant to Landlord. Tenant shall pay the amounts so owed to Landlord with interest at the maximum lawful rate from the date of Landlord's payment.

16.4 NOTICE OF LIEN. If any claim of lien is filed against the Premises or any action affecting the title to the Premises or the property therein is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

16.5 NOTICE OF NON-RESPONSIBILITY. Subject to the restrictions and requirements of Section 21.4 below, Landlord or its representatives shall have the right to enter and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices of non-responsibility, or such other notices which Landlord deems proper for the protection of Landlord's interest in the Premises. Tenant shall, before commencing any work which might result in the filing of a lien, give Landlord written notice of its intention to so commence work in sufficient time to enable Landlord to post such notices.

17. ADVERTISING MEDIA.

Except for signs, advertising placards, names, insignia, trademarks, descriptive material or other like items as are consistent with the custom and practice in retail banking, Tenant shall not affix or maintain upon the glass panes or supports of the show windows (or within 24" of any window), doors or exterior walls of the Premises, any such signs, advertising placards, names, insignia, trademarks, descriptive material or any other like item(s) without having first received the written approval of Landlord (which shall not be unreasonably delayed, conditioned or withheld) as to the size, type, color, location, copy, nature and display qualities of any such item. Tenant shall not affix any sign to the roof of the Premises.

Tenant shall not utilize the following advertising media flashing lights, searchlights, loudspeakers, phonographs, or radios. Tenant shall not display, paint or place any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Shopping Center, nor shall Tenant distribute any handbills or other advertising devices in the Shopping Center.

Prior to initially opening for business in the Premises Tenant shall erect its storefront sign(s) in accordance with the provisions of the sign criteria attached hereto as Exhibit "G". Tenant shall have the rights to signage described on the Addendum attached hereto.

                                   ____________________   ______________________
                                         Landlord                         Tenant

18. FIXTURES AND PERSONAL PROPERTY.

18.1 REMOVAL AND REPLACEMENT. All of Tenant's trade fixtures, furnishings, furniture, signs and other personal property not permanently affixed to the Premises (collectively referred to together with Tenant's vault; as "Personal Property") shall be in good condition when installed in or attached to the Premises by Tenant and shall remain the property of Tenant. If Tenant is not then in material default under the terms of this Lease, Tenant shall have the right to remove its Personal Property from the Premises, including without limitation, counters, shelving, showcases, mirrors and other movable Personal Property, but prior to the expiration of the Term, if Tenant is in material or monetary default of the lease, Tenant may not remove so much of its Personal Property without immediately replacing it with comparable or better quality Personal Property, as to render the Premises unsuitable for conducting the business specified in Tenant's Use Clause. Tenant shall, at its expense, immediately repair any damage to the Premises resulting from removal of its Personal Property, and on the expiration or earlier termination of the Term shall leave the Premises in a neat and clean condition, free of debris. Notwithstanding any of the foregoing or any other provisions of this Lease, Tenant may, at its option, remove Personal Property that is affixed to the Premises, provided that Tenant shall repair any damage to the Premises caused by such removal and provided further, that the Premises shall be in the same condition as the Premises were in when delivered by Landlord to Tenant, except for normal wear-and-tear. Landlord acknowledges that, without limitation on the foregoing, Tenant will remove its vault in the Premises following termination of the Lease or remove and take such vault from the Premises, at the sole option of the Landlord.

18.2 FIXTURES. All improvements to the Premises made by or for Tenant, excluding Tenant's Personal Property, but including mechanical systems, light fixtures, floor coverings and partitions and all other items comprising Tenant's Work pursuant to Exhibit "F" (collectively referred to as "Fixtures"), shall become the property of Landlord upon expiration or earlier termination of this Lease unless Tenant is permitted to, and within thirty (30) days of surrendering the Premises does remove such Fixture under Section 18.1.

18.3 PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon its business operations, merchandise, trade fixtures and/or Personal Property. If any such items of property are assessed with any Larger Parcel as defined in Article 8.3. Tenant shall pay Landlord the taxes attributable to Tenant's personal property within 15 days after Tenant's receipt of a written statement from Landlord setting forth such personal property taxes. Landlord shall reasonably determine the basis of prorating any such assessments and such determination shall be binding on Landlord and Tenant. No taxes, assessments, fees or charges referred to and billed to Tenant under this paragraph shall be considered to be taxes under the provisions of Article
8.4 hereof.

19. ASSIGNING, MORTGAGING, SUBLETTING, CHANGE IN OWNERSHIP.

19.1 TWO YEARS PROHIBITION AGAINST TRANSFER. Landlord and Tenant acknowledge that the Shopping Center is an interdependent enterprise and that each party's realization of the benefits of this Lease depends upon Tenant's creating and maintaining a successful and profitable retail operation in the Premises. Landlord and Tenant further acknowledge that the character and quality of Tenant's operation, and of the Shopping Center, will be enhanced by Tenant's use of its best efforts, for a reasonable period of time, to establish a successful business and business image. Landlord and Tenant further agree that two years is a reasonable period of time to attempt to achieve this goal. Accordingly, Tenant agrees that for a period of two years from the date Tenant initially opens to the public for business in the Premises (the "Occupancy Period"), Tenant shall not, and shall not have the power to, transfer or assign this Lease, sublet the Premises, enter into license or concession agreements, or change ownership (such transactions are hereinafter individually and collectively referred to as a "Transfer"), without first procuring the written consent of Landlord, which may be given or withheld in Landlord's reasonable discretion. After the expiration of the Occupancy Period, Landlord's consent to any Transfer shall not be unreasonably withheld, conditioned or delayed, subject to the terms, covenants and conditions contained below. Notwithstanding the above, occupancy of all or part of the Premises by an Affiliate (as defined below) or a name change of Tenant (whether or not in connection with occupancy of all or a part of the Premises by an Affiliate) shall not be deemed as a Transfer provided that such transaction was not formed as a subterfuge to avoid the requirements of this Section. In addition, no conveyance of any equity interest in Tenant shall constitute a Transfer.

19.2 RESTRICTIONS ON TRANSFER. If after expiration of the Occupancy Period Tenant desires to effect a Transfer to anyone (a "Transferee") other than a successor, subsidiary, affiliated or controlling corporation of Tenant or an entity that acquires Tenant or substantially all of the assets of Tenant or into which or with which Tenant merges or consolidates ( any such entity, an "Affiliate"), Tenant shall give written notice ("Transfer Notice") to Landlord at least 60 days before the effective date of any such proposed Transfer. The Transfer Notice shall state (a) whether Tenant proposes to assign the Lease, sublet the Premises, enter into a license or concession agreement or change ownership, (b) the proposed effective date of the Transfer, (c) the identity of the proposed Transferee, (d) all other material terms of the proposed Transfer, and (e) in detail the type of business operation the proposed Transferee intends to conduct on the Premises. The Transfer Notice shall be accompanied by a copy of the proposed agreement documenting the Transfer, or if none, a copy of any offers, draft agreements, letters of commitment or

                                   ____________________   ______________________
                                         Landlord                         Tenant
intent and other documents pertaining to the proposed Transfer. In addition, the Transfer Notice shall be accompanied by the proposed Transferee's income statements and balance sheets covering the preceding 36-month period, and each shall be certified as accurate by the Transferee. Landlord shall, at any time within 30 days after its receipt of Transfer Notice, grant or withhold consent to such proposed Transfer (which consent shall not be unreasonably withheld or conditioned under the business judgment standards set forth in Article 19.3 below) by mailing written notice to Tenant of its decision ("Decision Notice"). If Landlord consents to the proposed Transfer Tenant may thereafter promptly effect a Transfer in accordance with the terms of Tenant's Transfer Notice.

If Landlord consents to the proposed Transfer and Tenant does not consummate the proposed Transfer within 90 days after receipt of Decision Notice, the provisions of the first paragraph of this Article 19.2 shall again apply.

19.3 GROUNDS FOR WITHHOLDING CONSENT. Landlord may withhold consent to a proposed Transfer if, in Landlord's reasonable business judgment, any of the following is the case: (i) the proposed Transfer may result in deterioration in the quality of merchandising operation conducted in the Premises, as compared to the merchandising operation conducted by Tenant prior to the date of Transfer Notice; (ii) the proposed Transferee lacks a good business reputation or sufficient relevant business experience; (iii) the financial worth of the proposed Transferee as of the date of Transfer Notice is less than the combined financial worth of Tenant and Tenant's guarantor (if any) as of either the date of this Lease or the date of Transfer Notice; (iv) the proposed Transferee's proposed use of the Premises conflicts with Tenant's Use Clause or is otherwise incompatible with the tenant mix of the Shopping Center; (v) the annual percentage rent Landlord reasonably anticipates receiving from the proposed Transferee is significantly less than the annual percentage rent Landlord could reasonably anticipate receiving from Tenant; or (vi) the proposed Transfer would breach any Covenant of Landlord respecting radius restrictions, use or exclusivity rights in any other lease, or any financing or other agreement relating to the Shopping Center. Any attempted or purported Transfer without Landlord's written consent shall be void and of no force or effect.

19.4 NO RELEASE FROM LIABILITY. No Transfer, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of Tenant's obligations under this Lease, from its covenants and obligations hereunder during the Term. Tenant shall, promptly upon demand, reimburse Landlord for Landlord's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any requested Transfer.

19.5 TRANSFEREE'S OBLIGATIONS. Each Transfer to which Landlord has consented shall be evidenced by a written instrument in form satisfactory to Landlord, and executed by Tenant and the Transferee. Each such Transferee shall agree in writing for the benefit of Landlord to assume, be bound by, and perform the terms, covenants and conditions of this Lease to be performed, kept or satisfied by Tenant, including the obligation to pay to Landlord all amounts coming due under this Lease. One fully executed copy of such written instrument shall be delivered to Landlord. Failure to obtain in writing Landlord's prior consent or otherwise comply with the provisions of this Article 19 shall prevent any Transfer from becoming effective.

19.6 DIVISION OF PROFIT BETWEEN LANDLORD AND TENANT. Any rent or other economic consideration received by Tenant as a result of a Transfer, however denominated, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) the unamortized value of leasehold improvements to the Premises paid for by Tenant prior to the date of Transfer Notice, depreciated on a straight-line basis over the Term, plus (iii) any real estate brokerage commissions or fees payable by Tenant in connection with such Transfer, plus (iv) costs of renovation or construction of improvements to the Premises for the benefit of the Transferee required to be paid for by Tenant as a part of the Transfer, shall be divided equally between Landlord and Tenant. Landlord's share of such profit shall be paid to Landlord promptly following its receipt, as additional rent under this Lease. Such payments shall not affect or reduce any other obligations of Tenant hereunder. Landlord shall have the right to audit Tenant's books and records during normal business hours at either the Premises or Tenant's principal place of business upon 48 hours' advance written notice for the purpose of verifying Tenant's compliance with its obligations hereunder.

19.7 FURTHER RESTRICTIONS. Tenant shall not, without the prior written consent of Landlord (which consent may be granted or withheld in Landlord's sole discretion), mortgage or hypothecate this Lease or any interest herein. Tenant shall not permit the Premises to be used by any party other than Tenant or a permitted Transferee. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this LeaseThis Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law (except as contemplated by Section 19.2 above) without the written consent of Landlord.

20. TENANT'S CONDUCT OF BUSINESS.

20.1 TENANT'S OPERATING COVENANTS. Tenant agrees that from and after its initial opening for business it shall, subject to the provisions of Article 22.5 hereof, operate and conduct its business in the Premises at a minimum, during the hours of 9:00 a.m. - 5:00 p.m. Monday - Friday ("Tenant's Business Hours"), except for Saturdays, Sundays, bank holidays and national holidays, on which dates Tenant may decide not be open, at its sole option and in accordance with the provisions of this Lease. Tenant shall at all times keep and maintain in the Premises an adequate stock of merchandise and trade fixtures to satisfy the usual and ordinary demands and requirements of its

                                   ____________________   ______________________
                                         Landlord                         Tenant
customers and shall keep the Premises in a neat, clean and orderly condition.

20.2 HOURS AND DAYS OF OPERATION. Tenant agrees to continuously illuminate its window displays, exterior signs and exterior advertising displays during the Tenant's Business Hours. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remain open or illuminate its window displays, exterior signs and exterior advertising displays on bank holidays, Saturday, Sundays or national holidays, as set forth in Section 20.1 above.

20.3 ATM. Landlord acknowledges and agrees that (a) Tenant may at its sole option and expense, with Landlord's approval of design install up to two (2) automated teller machines (collectively, an "ATM") in the Premises, (b) notwithstanding any of the other provisions of this Lease, such ATM may obstruct and use space that otherwise would be windows in the Premises and (c) that Tenant may at its sole discretion permit the ATM to be used by its customers and members of the general public for upto 24 hours each day, 7 days of the week.

21. REPAIR AND MAINTENANCE OF THE PREMISES.

21.1 TENANT'S OBLIGATIONS. Tenant shall, at its expense and at all times from and after substantial completion of the Premises, repair, replace and maintain in good and tenantable condition, the Premises and every part thereof (except portions of the Premises to be maintained by Landlord under Article 21.2), including without limitation, the utility meters, pipes and conduits serving the interior of the Premises, all fixtures, the storefront, plate glass, all signs, locks and closing devices, all window sashes, casements or frames, doors and door frames, security grilles or similar enclosures, floor coverings, including carpeting, terrazzo or other special flooring, all other equipment installed in the Premises, and all such items of repair, maintenance, alteration and improvement or reconstruction to the Premises as may at any time or from time to time be required by any governmental agency having jurisdiction thereof. All exterior and interior glass in the Premises shall be maintained by Tenant and any glass broken shall be promptly replaced by Tenant at its expense with glass of the same kind, size and quality.

Landlord shall, at Tenant's expense, as part of CAM, contract with the most qualified and most reasonable service company for the monthly maintenance of the HVAC system serving the Premises. Landlord may bill Tenant for the cost of such HVAC maintenance contract and repairs as part of Common Area Costs under Article 24 hereof.

Upon surrender of the Premises, Tenant shall deliver the Premises to Landlord in good order, condition and repair, including removal of any vaults and bank teller counters if required by Landlord (except to the extent that the absence of such good order, condition or repair is due to Landlord's failure to satisfy its obligations hereunder), but Tenant shall not be responsible for ordinary wear and tear to the Premises, damage due to insured casualty losses covered by
Article 22 or for any items of repair which are Landlord's obligation under
Article 21.2.

21.2 LANDLORD'S OBLIGATIONS. Subject to Tenant's obligations under Article 22.1 and Landlord's further obligations, if any, under Article 24.2, Landlord shall, at the expense of Tenant and all other tenants of the Shopping Center, repair and maintain in good and tenantable condition the roof, exterior walls, structural parts of the Premises and Building (including the structural floor) and HVAC system serving the Premises. Landlord shall bill Tenant for Tenant's Proportionate Share of the cost of such repairs and maintenance as a part of Common Area Costs under Article 24 hereof.

Landlord shall, at Landlord's expense, contract with the most qualified and most reasonable service company for the monthly maintenance of the HVAC system serving the Premises. Landlord may bill Tenant for the cost of such HVAC maintenance contract and repairs as part of Common Area Costs under Article 24 hereof.

Notwithstanding anything to the contrary contained herein, (1) Tenant shall be responsible for the cost of repairs to the HVAC system serving the Premises (which Landlord shall bill to Tenant as a part of Common Area Costs under Article 24 hereof), and (2) Tenant shall be responsible at its expense for making any repairs necessitated by reason of the willful misconduct or gross negligence of Tenant, or by reason of the failure of Tenant to perform or observe any of its obligations under this Lease or by reason of alterations, additions, or improvements to the Premises made by Tenant. Notwithstanding the foregoing, Landlord shall have the right (but shall not be required to) make such repairs so necessitated by Tenant. If Landlord elects to make such repairs on Tenant's behalf, and such repairs were necessary because of Tenant's willful misconduct or gross negligence, Tenant shall pay to Landlord any such reasonable costs incurred by Landlord promptly following receipt of a bill therefor.

It is understood and agreed that Landlord is under no obligation to make any repairs, alterations, replacements or improvements to the Premises or the mechanical equipment exclusively serving the Premises at any time except as expressly set forth in this Lease.

Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant for failure to make repairs required of Landlord hereunder unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete those repairs within a reasonable period of time (which shall in no event be more than five
(5) days following receipt of Tenant's notice and (b) to the extent that Landlord's insurance pays Landlord for any repair or maintenance that has been paid by or charged to

                                  ____________________   ______________________
                                        Landlord                          Tenant

Tenant, Landlord shall pay such amount of insurance proceeds to Tenant, regardless of whether the repair or maintenance was necessary because of Tenant's negligence or misconduct.

21.3 TENANT'S FAILURE TO MAINTAIN PREMISES. If Tenant fails to repair or maintain the Premises, or any part thereof, as required hereby, Landlord shall have the right (in addition to all other rights and remedies provided herein for breach of this Lease), upon giving Tenant reasonable written notice of its election to do so (and opportunity to cure), to make such repairs or perform such maintenance on behalf of and for the account of Tenant if such repairs were required because of Tenant's willful misconduct or gross negligence. In such event, the cost of such be paid to Landlord by Tenant promptly following receipt of a bill therefor.

21.4 LANDLORD'S RIGHT OF ENTRY. Landlord or its authorized representatives may enter the Premises at all times during Tenant's Business Hours to inspect the Premises, make repairs to the Premises authorized hereunder or perform any work therein (i) needed to comply with any laws, ordinances, rules or regulations of any public authority or the Insurance Services Office or any similar body, (ii) that is necessary to prevent waste or deterioration in or to the Premises if Tenant fails to make repairs or perform required work promptly after receipt of written demand from Landlord, or (iii) that is necessary in connection with the expansion, reduction, remodeling, or renovation of any portion of the Shopping Center. Nothing herein implies any duty of Landlord to do any such work which, under any provision of this Lease, Tenant is required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do such work. No exercise by Landlord of any rights hereunder shall entitle Tenant to any compensation, damages or abatement of Rent for any injury or inconvenience occasioned by such exercise. If Landlord makes or performs any repairs provided for in (i) or (ii) above, Tenant shall pay the cost thereof to Landlord as additional rent promptly upon receipt of a bill therefor. Notwithstanding any other provisions hereof to the contrary, except in the case of emergency, Landlord shall not enter the Premises only during normal business hours following the giving of forty-eight (48) hours notice (which shall be in writing, unless notice is given to Tenant's Chief Financial Officer or the branch manager on the Premises, either of whom may request that any oral notice be confirmed with a written notice) and Landlord shall be accompanied by a representative of Tenant (except that such restrictions shall not apply on such days as the Premises are not open for the conduct of Tenant's business or in the event of an emergency, in which cases Landlord shall make reasonable efforts to give oral notice to Tenant's Chief Financial Officer or the branch manager on the Premises). Furthermore, in the event of an emergency, Landlord's representative shall enter the Premises only with the accompaniment of the appropriate third-party emergency response official from the Sacramento Fire Department, Sacramento Police Department, or other appropriate governmental agency. All such entries shall be in conformance with all applicable federal and state laws and regulations.

22. CASUALTY DAMAGE AND RECONSTRUCTION.

22.1 INSURED CASUALTY. If the Premises are damaged by fire or other perils covered by Landlord's fire and extended coverage insurance, then within 90 days after the date of such damage Landlord shall commence repair, reconstruction and restoration of the Premises and diligently complete such repairs, in which event this Lease shall continue in full force and effect. Notwithstanding the foregoing, if there is partial or total destruction of the Premises during the last 3 years of the Term, or if the repair, reconstruction and restoration of the Premises will not restore the Premises to its pre-damage condition within two hundred seventy (270) days, if reasonably possible, after such damage occurs. Landlord and Tenant shall each have the option to terminate this Lease by written notice to the other given within 30 days after such destruction or damage. For purposes of this option "partial destruction" shall mean destruction to the extent of 33 1/3% or more of the full replacement cost of the Premises as of the date of destruction.

22.2 UNINSURED CASUALTY. If the Premises are damaged to any extent by act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's fire and extended coverage insurance (including flood or earthquake damage if not covered under insurance maintained by Landlord), Landlord may, if reasonably possible, within 90 days following the date of such damage, either (a) commence repair, reconstruction or restoration of the Premises and diligently complete it, in which event this Lease shall continue in full force and effect, or (b) elect not to repair, reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of destruction. In either such event, Landlord shall give Tenant written notice of its election hereunder within said 90-day period.

22.3 RECONSTRUCTION RESPONSIBILITIES. Any reconstruction of the Premises under this Article 22 shall conform to the provisions of Exhibit "F" and shall cover all work set forth therein as "Landlord's Work" and "Tenant's Work". Landlord shall reconstruct the Premises only to the extent of Landlord's Work. Tenant, at its or its insurer's expense, shall reconstruct all items set forth as Tenant's Work, and shall replace its merchandise, trade fixtures, furniture, furnishings and equipment. Tenant shall commence reconstruction of Tenant's Work promptly upon delivery to it of possession of the Premises by Landlord with Landlord's Work substantially completed and shall diligently complete Tenant's Work, replace its merchandise, trade fixtures, furniture, furnishings and equipment, and resume normal business operations in the Premises.

22.4 RELEASE FROM LIABILITY. Upon any termination of this Lease under any of the provisions of this Article 22,

                                   ____________________   ______________________
                                         Landlord                         Tenant
each party shall be released from further obligations to the other party under this Lease, except for any obligations which have previously accrued. In the event of termination of this Lease, all proceeds from Tenant's fire and extended coverage insurance under Article 13.1 covering the items set forth as "Tenant's Work" in Exhibit "F" and Tenant's leasehold improvements, but excluding proceeds for trade fixtures, furnishings, furniture, merchandise, signs and other personal property, shall be paid to Landlord.

22.5 ABATEMENT OF RENT. In the event of damage, destruction, or reconstruction of the Premises under this Article 22, the Minimum Annual Rent and all other rent otherwise payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired. Such abatement shall commence on the date of destruction and continue during any period of reconstruction and replacement provided for in Article 22.3. Tenant shall continue to operate its business on the Premises during any such abatement period to the extent practical as a matter of prudent business management, and the obligation of Tenant to pay percentage rental and additional rent hereunder shall remain in full force and effect, so long as Tenant is able to operate its business. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Building, Shopping Center or Tenant's personal property, or for any inconvenience or annoyance suffered by reason of damage or destruction thereto, or the reconstruction or replacement thereof.

22.6 WAIVER OF STATUTORY RIGHTS OF TERMINATION. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises, Building or Shopping Center which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

23. EMINENT DOMAIN.

23.1 TAKINGS RESULTING IN TERMINATION. If the entire Premises is appropriated or taken (a "taking") under the power of eminent domain by any public or quasi-public authority (an "authority"), this Lease shall terminate as of the date of such taking.

If 25% or more of the Floor Area of the Premises or such amount as to render the use of the premises unusable for Tenant's business, is taken under the power of eminent domain by any authority, or if by reason of any taking, regardless of the amount taken, the remainder of the Premises is not one undivided parcel of property, either Landlord or Tenant may terminate this Lease as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election within 30 days after receipt by Tenant from Landlord of written notice that the Premises have been so taken. Landlord shall promptly give Tenant notice in writing of any taking after learning of it.

If more than 25% of the Floor Area of the Shopping Center or of the Common Areas is taken (whether or not the Premises are so taken) under the power of eminent domain by any authority, Landlord shall have the right to terminate this Lease as of the date any such areas are to be initially vacated by giving Tenant written notice of such election within 30 days of the date of such taking.

If this Lease is terminated as provided in this Article 23.1 Landlord and Tenant shall each be released from any further obligations to the other party under this Lease, except for any obligations which have previously accrued.

23.2 TAKINGS NOT RESULTING IN TERMINATION. If both Landlord and Tenant elect not to exercise any right granted hereunder to terminate this Lease in connection with a taking, or the Lease is not terminable in connection with a taking, Tenant shall continue to occupy that portion of the Premises which was not taken, and (a) at Landlord's cost and expense and as soon as reasonably possible, Landlord will restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such taking; and (b) the Minimum Annual Rental provided for in Article 3.h. and Article 8 shall be reduced on an equitable basis, taking into account the relative value of the portion of the Premises taken as compared to the portion remaining. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

23.3 AWARD. If this Lease is terminated under Article 23.1, or modified under
Article 23.2, Landlord shall be entitled to receive the entire condemnation award for the taking of all real property interests in the Premises. The Rent and other charges for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Rent or other charges paid in advance. Notwithstanding the foregoing and provided Tenant's award does not reduce or affect Landlord's award, Tenant's right to receive a condemnation award for the taking of its merchandise, Personal Property, goodwill, relocation expenses and/or interests in other than the real property taken shall not be affected in any manner by the provisions of this Article 23.3.

23.4 TRANSFER UNDER THREAT OF TAKING. For the purposes of this Article 23, a voluntary sale or conveyance under threat of and in lieu of condemnation shall be deemed a taking under the power of eminent domain.

24. COMMON AREAS.

                                   ____________________   ______________________
                                         Landlord                         Tenant

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24.1 USE OF COMMON AREAS Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease or the Shopping Center rules and regulations or as otherwise designated from time to time by Landlord, authorized to use the Common Areas in common with other persons during the Term. Landlord agrees that the Common Areas shall be initially constructed on the areas generally shown on Exhibit "E", and, subject to the preceding sentence, shall be maintained and operated at all times following completion thereof by Landlord for the benefit and/or use of the customers and patrons of Tenant and of other tenants, owners and occupants of the Shopping Center. The original construction and installation of the Common Areas shall be at Landlord's expense.

24.2 LANDLORD'S MAINTENANCE RESPONSIBILITIES; Common Area Costs. Landlord shall keep the Common Areas and Shopping Center neat, clean and orderly, properly lighted and landscaped, and shall repair any damage to Common Area and Shopping Center facilities. Notwithstanding the foregoing, all expenses incurred by Landlord in connection with the operation, repair, cleaning and maintenance of the Common Areas and the Shopping Center ("Common Area Costs") shall be charged and prorated in the manner set forth in this Article 24.

Common Area Costs shall include without limitation, all sums expended in connection with the Common Areas and Shopping Center for: general maintenance and repairs; resurfacing; painting; restriping; cleaning; trash removal; graffiti removal, snow and ice removal; sweeping and janitorial services; lighting, HVAC systems and other utility expenses; maintenance, repair, cleaning and replacement of public toilets, music program equipment and loudspeakers, sidewalks, stairways, curbs, Shopping Center signs, sprinkler systems, planting and landscaping, floors, walls, ceilings, roofs, roof leaks, skylights, windows, directional signs, markers and bumpers, fire protection systems and equipment (including fire sprinklers), security systems, lighting systems and fixtures (including replacement of tubes and bulbs), storm drainage systems, plumbing, electrical, HVAC systems and other utility systems which do not exclusively serve the interior of tenants' premises, and all mechanical equipment (including automatic door openers, escalators and elevators); personnel to implement the foregoing services, including, if Landlord deems necessary, the cost of security guards; all on-site costs and personnel expenses of Landlord incurred to manage the Shopping Center (which may be contracted for with third parties); all real (as generally defined in Article 8.3b of this Lease) and personal (as generally defined in Article 18.3 of this Lease) property taxes and assessments on the improvements and land comprising the Common Areas and Shopping Center or any personality in use on the Common Areas or Shopping Center; any sums paid to third parties for the purpose of seeking reduction of property taxes; any governmental imposition or surcharge imposed upon Landlord or assessed against any portion of the Common Areas or Shopping Center; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); and premiums for adequate comprehensive general liability and property damage insurance covering Landlord's ownership and operation of the Common Areas and Shopping Center, fire and extended coverage insurance on the Common Areas and the Shopping Center (which may include earthquake and flood damage endorsements) and vandalism and plate glass insurance covering the Common Areas and Shopping Center. Common Area Costs shall also include a charge for appropriate reserves for the costs of repainting, re-roofing and resurfacing Common Areas. In addition, Common Area Costs shall include a sum to be payable to Landlord for supervision of the Common Areas and for accounting, bookkeeping and collection of Common Area Costs, in an amount not to exceed 10% of the total of all of the foregoing Common Area Costs incurred in each calendar year. Landlord may also be reimbursed for any or all services and management performed in connection with the Common Areas and Shopping Center provided by an independent contractor(s) at a fee not to exceed five percent (5%) of total rents collected.

Notwithstanding any of the foregoing, the following shall NOT be included in Common Area Costs:

    (a) Depreciation, interest, or amortization on mortgages or ground lease payments.

    (b) Legal fees incurred in negotiating and enforcing tenant leases.

    (c) Real estate brokers' leasing commission.

    (d) Initial improvements or alterations to tenant spaces.

    (e) The cost of providing any service directly to and paid directly by any tenant.

    (f) Any costs expressly excluded from Common Area Costs elsewhere in this Lease.

    (g) Costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party. Insurance proceeds shall be excluded from Common Area Costs in the year in which they are received, except that any deductible amount under any insurance policy may be included within Common Area Costs.

    (h) Interest, principal, depreciation, attorney fees, costs of environmental investigations or reports, points, fees, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Building.

    (i) Charges for earthquake insurance premiums in excess of the amount of those charges (per Rentable

                                   ____________________   ______________________
                                         Landlord                         Tenant

Square Foot of the Building) that any other tenant in the building pays through additional rent or the equivalent of additional rent.

    (j) Any bad debt loss, rent loss, or reserves for bad debt or rent loss.

    (k) Landlord's costs of electricity and other utilities, items, benefits, and services that are sold or provided to other tenants or occupants but that are not offered or provided to Tenant.

    (l) Interest or penalties resulting from (1) late payment of any operating expenses by Landlord due to Landlord's gross negligence or willful misconduct (unless Landlord in good faith disputes a charge and subsequently loses or settles that dispute); or (2) any amount payable by Landlord to any tenant resulting solely from Landlord's default in its obligations to that tenant.

    (m) Costs associated with (1) operation of the business of the ownership of the Building or entity that constitutes Landlord or Landlord's property manager, as distinguished from the cost of Building operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord's interest in the Building; and disputes between Landlord and Landlord's property manager; or (2) Landlord's general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Building and primarily engaged in the operation, maintenance, and repair of the Building, except to the extent that those costs and expenses are included in the management fees.

    (n) Any rental, imputed rental, or associated costs for any management office space that exceeds 1,000 rentable square feet and for which the rental rate exceeds the prevailing market rental rate for comparable office space and any costs associated with the purchase or rental of furniture and office equipment for Landlord, Landlord's property manager, or their agents, contractors, and lenders.

    (o) Advertising and promotional expenditures primarily directed toward leasing tenant space in the Building and the costs of signs in or on the Building (except the Building directories) identifying the owner of the Building or any tenant of the Building.

    (p) Leasing commissions, space-planning costs, attorney fees and costs, disbursements, and other expenses incurred in connection with leasing, other negotiations, or disputes with tenants, occupants, prospective tenants, or other prospective occupants of the Building.

    (q) Costs incurred (including permit, license, and inspection fees but excluding utilities) or cash consideration paid in renovating or otherwise improving, decorating, painting, or redecorating space for tenants, prospective tenants, or other occupants or in renovating or redecorating vacant space available for those tenants, prospective tenants, or other occupants. This exclusion does not remove from Common Area Costs the costs of ordinary maintenance supplied to the tenants of the Building or the costs for renovating or otherwise improving, decorating, painting, or redecorating the common areas of the Building.

    (r) Costs arising from materials regulate as "hazardous" by applicable law, including, without limitation, asbestos, that was installed by Landlord, its agents, or employees and that, at the time of installation, Landlord knew or should have known was Hazardous Materials.

    (s) Expenses, costs, and disbursements relating to, or arising directly or indirectly from, the testing for or analysis, handling, removal, treatment, disposal, remediation, or replacement of asbestos or asbestos-containing materials in, on, around, beneath, or from the Building.

    (t) Costs of (1) initial construction of the Building; (2) reconstruction of the Building; (3) modification, alteration, or repair of any portion of the Building due to faulty construction (other than by Tenant) or latent defects in that construction; or (4) correcting defects in the Building or any equipment or fixtures appurtenant to, or used in, the Building.

    (u) Assessments and special assessments that result from deed restrictions, declaration, owners' association agreements, by-laws, or other rules that accrue against the Building; or expenses incurred by Landlord for use of any portion of the Building to accommodate special events such as shows, promotions, filming, displays, photography, private events, or parties, ceremonies, and advertising. This exclusion to Common Area Costs shall not include the normal expenses otherwise attributable to providing Building services, such as lighting, heating, ventilating, and air-conditioning in the public portions of the Building under normal Building operations during standard Building Hours. This exclusion shall also not include programs, training, displays, or other events for training or informing tenants and occupants of the Building on how to cope with fire, earthquake, and life-safety matters.

    (v) Costs incurred in installing, operating, and maintaining any specialty service that is not necessary for

                                   ____________________   ______________________
                                         Landlord                         Tenant

Landlord's provision, management, maintenance, and repair of required services for the operation of the Building or any associated parking facilities. The following are examples of these specialty services; observatory, broadcasting facilities (other than the life-support and security system for the Building ); luncheon club, cafeteria, or other dining facility; newsstand; flower service; shoeshine service; carwash; athletic or recreational club; and helicopter pad (other than the Building's emergency and life-safety helicopter facilities).

    (w) Expenses arising out of the operation, management, maintenance, or repair of any retail premises in the Building or any other retail areas operated by Landlord or its agents, contractors, vendors, or affiliates.

    (x) Charitable or political contributions made by Landlord.

    (y) Fees or dues payable to trade associations, industry associations, or similar associations, except for membership dues for the local chapter of the Building Owners and Managers Association International (BOMA) and fees for BOMA and the Institute of Real Estate Management (IREM) training.

    (z) Entertainment, dining, or travel expenses for any purpose.

    (aa) Flowers, gifts, balloons, or similar items provided to any entity, including Tenant, other tenants, employees, vendors, contractors, prospective tenants, and agents.

    (bb) Any validated parking for any entity, except for validated parking for vendors and others coming to the building management office in the Building on building management business.

If Landlord acquires, constructs or makes available for Common Area purposes land or improvements not shown as part of the Shopping Center on Exhibit "E", then Common Areas Costs shall also include all of the expenses itemized above incurred and paid in connection with such additional land or improvements.

24.3 METHOD OF PAYMENT. Portions of the Shopping Center may be owned or leased by the occupants of those buildings designated by Landlord as a "Major Store" on Exhibit "E" (hereinafter referred to as the "Major Store Occupants"). The contributions of the Major Store Occupants towards the Common Area Costs shall be credited toward payment of the entirety of the Common Area Costs and the balance of the Common Area Costs shall be prorated among the other tenants of the Shopping Center in the following manner:

(i) From and after the date Rent has commenced, and thereafter during the Term, Tenant shall pay to Landlord, on the first day of each calendar month, an amount estimated by Landlord to be Tenant's Proportionate Share of Common Area Costs for the period covered by such estimate. This estimated monthly charge may be adjusted by Landlord at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated Common Area Costs.

(ii) Within 60 days following the end of each calendar year (or as soon thereafter as possible), Landlord shall furnish Tenant with a statement showing the actual total of Common Area Costs for the preceding year, the actual amount of Tenant's Proportionate Share of Common Area Costs for that year and the payments made by Tenant for that year under subparagraph (i) above. If Tenant's Proportionate Share of Common Area Costs exceeds the estimated payments made by Tenant under subparagraph (i) above, Tenant shall pay Landlord the deficiency within 30 days after receipt of such statement. If Tenant's estimated payments exceed Tenant's Proportionate Share of Common Area Costs, Tenant may offset the excess against payments thereafter coming due under subparagraph (i) above or receive a refund following the expiration of the Term. There shall be an appropriate adjustment of Tenant's Proportionate Share of Common Area Costs as of the Rental Commencement Date and expiration of the Term. Landlord's and Tenant's obligations hereunder shall survive expiration of the Term. Tenant's failure to pay any sums due hereunder shall constitute a default under this Lease equivalent to a failure to pay Annual Base Rent when due.

24.4 CONTROL OF COMMON AREAS. Landlord shall have the right at all times to determine the nature and extent of the Common Areas and to make changes from time to time which in Landlord's opinion are desirable and in the best interests of all persons using the Common Areas. Landlord's rights hereunder include without limitation, the right to install, remove, relocate and change driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, prohibited areas, landscaped areas, utilities, all signage surfaces on buildings and monument signs and all facilities of the foregoing.

Landlord shall have exclusive control of the Common Areas, and may, without limitation, lease space within the Common Areas to tenants for the sale of merchandise or services, and permit advertising displays, educational displays and entertainment in the Common Areas; provided, however, none of the foregoing shall materially adversely affect the visibility or accessibility of the Premises. Landlord may at any time and from time to time during the Term exclude and restrain any person from use or occupancy of the Common Areas, except for bona fide customers, patrons and service suppliers of Tenant and other tenants and occupants of the Shopping Center who use the Common Areas in accordance with the rules and regulations then established by Landlord. The rights of Tenant under this Article 24 shall at all times be subject to the rights of Landlord, the other tenants of Landlord

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                                         Landlord                         Tenant

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and the other owners and occupants of the Shopping Center to use the Common
Areas in common with Tenant. Tenant shall not create or permit any obstructions in the Common Areas and shall permit its customers, patrons and service suppliers to use the Common Areas only for normal parking and ingress and egress to and from the Building occupied by Tenant.

24.5 RULES AND REGULATION. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against Tenant and the other users of the Common Areas, such reasonable rules and regulations (including the exclusion of employees' parking from Common Areas) as long as Landlord provides alternative employee parking within a reasonable proximity to the center as Landlord may deem necessary or advisable for the proper and efficient operation and maintenance of the Common Areas and Shopping Center. The rules and regulations may include, without limitation, the hours during which the Common Areas, including any enclosed mall, shall be open for use. If incorporated as a part of this Lease as of the effective date of this Lease, Tenant shall comply with the Rules and Regulations attached to this Lease.

24.6 EMPLOYEE PARKING. Landlord shall at all times have the right to designate a particular parking area to be used by employees of Tenant and other occupants of the Shopping Center and any such designation may be changed by Landlord from time to time. Tenant and its employees shall park their car only in those portions of the Common Areas, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord from time to time with an accurate current list of its and all its employees' automobile license plate numbers within 15 days after taking possession of the Premises and thereafter within 5 business days after any change in the accuracy of the list. If Tenant or its employees fail to park their car in designated parking areas, Landlord following the giving of six (6) hours' notice to Tenant's branch manager on the Premises shall have the right to have any such car towed away.

25. DEFAULTS BY TENANT.

25.1 EVENTS OF DEFAULT. Each of the following shall constitute a material default and breach under this Lease:

(a) If Tenant is at any time in default of its obligation to pay any Rent or other charges, and such default continues for more than 10 days after written notice of such default; provided, however, that if Tenant disputes in good faith any amount allegedly due, Landlord shall provide such written evidence as Tenant may reasonably request with respect to such amount and Tenant and Landlord shall discuss such amounts for up to ten (10) days in a good faith attempt to resolve any such dispute before Landlord shall declare the failure of Tenant to pay such amount to be a default.

(b) If Tenant is in default in the prompt and full performance of any other of its obligations under this Lease and such default continues more than 30 days after written notice specifying the particulars of such default; provided, however, that if such default is not susceptible to cure within such thirty (30) day period, Tenant shall have up to ninety (90) days to cure such default if Tenant diligently prosecutes cure of such default during such ninety (90) day period;

(c) If Tenant vacates or abandons the Premises or otherwise fails to occupy and operate the Premises in accordance with Article 21;

(d) (i) If Tenant or any guarantor of this Lease makes a general assignment or general arrangement for the benefit of creditors; or (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor and is not dismissed within ninety (90) days; or
(iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within ninety (90) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within ninety (90) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession of Tenant's assets or if Tenant remains a debtor in possession and such trustee or Tenant transfers Tenant's interest in this Lease, then Landlord shall receive, as additional rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant hereunder; or

(e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

25.2 REMEDIES UPON BREACH OF LEASE. On the occurrence of any breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant's right to possession of the Premises and reenter the Premises by any lawful means, in which case this Lease shall terminate. In such case Tenant shall immediately surrender possession of the Premises to Landlord; or

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                                         Landlord                         Tenant

(b) Maintain Tenant's right to possession of the Premises, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In any such event subject to Landlord's obligation to mitigate its damages, Landlord shall be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due and Landlord shall have the right to occupy or re-let the whole or any part of the Premises for the account of Tenant; or

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Shopping Center is located.

If Landlord reenters the Premises under the provisions of subparagraph (b) above, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Rent or other charges that are due or thereafter accruing, or Tenant's liability for damages under any of the provisions hereof. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have in addition to its rights under Article 25.4 hereof, the right, but not the obligation, to remove from the Premises any personal property located therein and to place it in storage at a public warehouse at the expense and risk of Tenant.

Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms Landlord's intention to terminate this Lease in accordance with and as provided in this Article 25.2, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees, incurred by Landlord in connection with the filing, pursuing or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Annual Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

It is understood and agreed that this Lease is a lease of real property in a shopping center within the meaning of 11 U.S.C. Article 365(b)(3) of the Bankruptcy Code.

25.3 LANDLORD'S DAMAGES. If Landlord elects to terminate this Lease and Tenant's right to possession of the Premises in accordance with the provisions of this Lease, Landlord may recover from Tenant as damages, all of the following:

(i) The worth at the time of award of any unpaid Rent and other charges which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves Landlord could have reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent and other charges which Tenant would have paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation, any costs or expenses incurred by Landlord in (a) maintaining or preserving the Premises after such default, (b) recovering possession of the Premises, including reasonable attorneys' fees therefor, (c) expenses of reletting the Premises to a new tenant, including necessary renovations or alterations of the Premises, reasonable attorneys' fees incurred, and leasing commissions incurred; plus

(v) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Shopping Center is located.

As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest on unpaid amounts at the rate of 10% per annum. AS used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest to the Shopping Center in effect at the time of award, plus 1%.

For purposes of this Article 27, all Rent other than Annual Base Rent, shall, for purposes of calculating any amount due under the provisions of subparagraph
(iii) above, be computed on the basis of the average monthly amount of Rent payable by Tenant during the immediately preceding 36 month period, except that if it becomes necessary to compute such rental before such 36 months of the Term has expired, then such Rent shall be computed on the basis of the average monthly amount of Rent payable during such shorter period.

                                   ____________________   ______________________
                                         Landlord                         Tenant

25.5 NO WAIVER. The waiver by Landlord of any breach by Tenant of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition, of any subsequent breach thereof, or of any other term, covenant or condition of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord.

26. DEFAULTS BY LANDLORD.

If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within 30 days after receipt of written notice from Tenant specifying such failure (or if such failure cannot reasonably be cured within 30 days, if Landlord does not commence to cure the failure within that 30 day period and complete such cure within ninety (90) days after receipt of the written notice from Tenant, if reasonably possible), then such failure shall constitute a default hereunder and Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's default; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only in an amount equal to the value of rents, issues, profits, and other income actually received on account of and the value of Landlord's right, title and interest in the Premises, Building and/or Shopping Center, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, or of partners or principals of such partners comprising Landlord, if any, or of Landlord's officers, shareholders or directors, if any) wherever situated, shall be subject to levy, attachment or execution, or otherwise used to satisfy any such judgment. Tenant hereby waives any right to satisfy a judgment against Landlord except from the rents, issues, profits and other income actually received on account of Landlord's right, title and interest in the Premises, Building and/or Shopping Center.

If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided below, then (subject to the provisions of Article 21.2. hereof) Tenant shall have the right to cure that default at Landlord's expense. In such case Landlord shall pay the reasonable cost of such cure promptly following receipt of a bill from Tenant itemizing the cost of such cure. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any cost of such cure against any payments of Rent or any other charges due and payable to Landlord under this Lease, except as otherwise specifically provided in this Lease.

Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of the Shopping Center whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, Tenant shall provide any such mortgagee or beneficiary with notice of such failure and such mortgagee or beneficiary shall have an additional 30 days following receipt of such notice to cure such default; provided that if such default cannot reasonably be cured within that additional 30 day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

27. ATTORNEYS' FEES.

If at any time after the date hereof either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the losing party in such action or proceeding shall reimburse the winning party for its reasonable expenses of attorneys' fees and all costs and disbursements incurred, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the winning party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the winning party.

28. SUBORDINATION - ATTORNMENT.

28.1 SUBORDINATION. Within 10 days after receipt of a written request from Landlord, any first mortgagee or first deed of trust trustee or beneficiary of Landlord, or any lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien or security interest of the first mortgage or deed of trust (including all future

                                   ____________________   ______________________
                                         Landlord                         Tenant
advances made thereunder subsequent to the effective date of this Lease), the interest of any lease in which Landlord is the lessee, or any REA that may burden the Premises, Building, Shopping Center, Property or any future improvements made to the Property, provided, however, that Tenant's obligation to subordinate shall be contingent upon its receiving an agreement by any such first mortgagee, first deed of trust trustee, beneficiary, or lessor not to disturb the tenancy of Tenant in the event such first mortgagee, first deed of trust trustee, beneficiary, or lessor acquires Landlord's interest in the Premises.

28.2 ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, then Tenant shall upon request, attorn to such transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease, provided such transferee or successor accepts the Premises subject to this Lease.

28.3 ESTOPPEL CERTIFICATE Tenant shall, at any time and from time to time, upon not less than 10 days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a written statement substantially in the form of Exhibit "D" certifying (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the Rent and other charges are paid in advance, if any; (iii) the Lease Commencement Date and expiration date of the Lease Term, (iv) whether Tenant has assigned or transferred this Lease or any interest of Tenant therein; and (v) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder and that Tenant has no right of offset, counterclaim or deduction against Rent, or specifying such defaults if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant. Any such statement may be relied upon by any prospective purchaser or lender upon the security of the real property of which the Building and the Premises are a part. Tenant's failure to deliver such statement within the time required shall be conclusive and binding upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Rent, and (c) no more than one month's Rent has been paid in advance.

29. QUIET POSSESSION.

Landlord agrees that Tenant, upon paying the Rent and timely performing its obligations under this Lease, may quietly have, hold and enjoy the Premises during the Term or any extension thereof; subject, however, to any rights of entry specifically granted to Landlord hereunder, any REA and any mortgages, deeds of trust, ground or underlying leases, agreements, encumbrances and/or other Matters of Record to which this Lease is subordinate.

30. MERCHANTS' ASSOCIATION. NONE.

31. CAPTIONS; JOINT AND SEVERAL LIABILITY.

31.1 CAPTIONS. The captions of the Articles and Articles of this Lease are for convenience only, are not operative parts of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

31.2 JOINT AND SEVERAL LIABILITY. If two or more persons or entities execute this Lease as Landlord or Tenant then such persons or entities shall be jointly and severally liable for compliance with and performance of all the terms, covenants and provisions of this Lease.

32. NOTICES.

Wherever this Lease requires or permits notice or demand to be given by either party to the other, such notice or demand shall be in writing and given or served either personally or in writing forwarded by certified mail, return receipt requested, addressed to the parties at the addresses specified in
Article 3.h. hereof. Either party may change

                                   ____________________   ______________________
                                         Landlord                         Tenant
such address by written notice to the other as herein provided.

33. OBLIGATIONS OF SUCCESSORS.

Except as otherwise provided herein, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

34. CONSENT OF LANDLORD AND TENANT.

Wherever in this Lease consent or approval is required from either party to any action by the other, such consent or approval shall be given in writing and shall not be unreasonably withheld, unless otherwise expressly permitted in this Lease. Landlord shall not be deemed to have withheld its consent unreasonably where Landlord's right to give its consent is dependent on Landlord obtaining the consent of any other person, agency or authority having the right to withhold its consent pursuant to any agreement or law and such person, agency or authority does withhold its consent.

If Landlord or Tenant unreasonably fails to give any such consent, the other party shall be entitled to specific performance in equity and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless such consent is withheld maliciously or in bad faith.

35. SECURITY DEPOSIT.

35.1 Intentionally Omitted.

35.2 Intentionally Omitted.

35.3 Intentionally Omitted.

35.4 Intentionally Omitted.

36. MISCELLANEOUS.

36.1 RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or anyone else.

36.2 SEVERABILITY. If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

36.3 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership, certificate of limited partnership or other evidence of partnership satisfactory to Landlord.

36.4 ENTIRE AGREEMENT. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement or contradict this Lease. This Lease, and all amendments hereto, are the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included in this Lease.

There are no other representations, covenants or warranties between the parties and any reliance on representations of a party is based solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, the parties agree that this circumstance alone shall not create any presumption, canon of construction or implication favoring the position of either Landlord or Tenant. The parties agree that any deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon

                                   ____________________   ______________________
                                         Landlord                         Tenant
of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse, obverse or opposite of the deleted language.

36.5 GOVERNING LAW. The laws of the State of California shall govern the validity, performance and enforcement of this Lease.

36.6 WAIVER OR CONSENT LIMITATIONS. A waiver of any breach or default under the Lease shall not be a waiver of any other breach or default. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

36.7 FORCE MAJEURE. The occurrence of any of the following events shall excuse performance of such obligations of Landlord or Tenant as are rendered impossible or reasonably impracticable to perform while such event continues: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant's obligations to pay Minimum Annual Rent and additional rent (unless the provisions of Article 22 apply) or excuse such obligations as this Lease may nevertheless otherwise impose on the party to obey, remedy or avoid, despite such event. If any work performed by Tenant or Tenant's contractor results in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse Tenant's performance hereunder.

36.8 WAIVER OF REDEMPTION RIGHTS. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted from or dispossessed of the Premises for any cause, or in the event Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be-given to Landlord by any statute or otherwise.

36.9 AMENDMENTS. To be effective and binding on Landlord and Tenant, any amendment, modification, addition or deletion to the provisions of this Lease must be in writing and executed by both parties in the same manner as the Lease itself.

36.10 RIGHT TO ENTER. Landlord and/or its authorized representatives shall have the right to enter the Premises at all reasonable times for the purpose of showing the Premises to prospective purchasers or lenders.

36.11 DEFINITION OF LANDLORD. As used in this Lease, the term "Landlord" means only the current owner of the fee title to the Shopping Center or the leasehold estate under a ground lease of the Shopping Center at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest in the Shopping Center is relieved of all liabilities for the obligations of Landlord under this Lease to be performed on or after the date of transfer.

36.12 TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Shopping Center. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

36.13 Intentionally Omitted.

36.14 THIRD PARTY AGREEMENTS. Landlord represents and warrants to Tenant that the leasing of the Premises and the execution of the Lease by Landlord and Tenant does not cause a default under any lease, mortgage or deed of trust affecting the Premises, or under any other agreement or document to which Landlord is a party that affects the Building or the Premises and that Tenant has the authority to lease the Premises and execute the Lease without obtaining the consent of any third party.

37. BROKERS.

37.1 BROKER'S COMMISSION. Upon execution and delivery of this Lease by Landlord and Tenant, Landlord shall pay to Landlord's Broker the commission set forth at
Article 3.b hereof, if any, or the commission provided for in the written agreement (the "Agreement") between Landlord and Landlord's Broker covering brokerage services rendered in this transaction. If a Tenant's Broker is named at Article 3.b, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if Landlord's Broker and Tenant's Broker have so agreed between them. Landlord shall have no obligation to pay a commission or fee to anyone other than Landlord's Broker in connection with this Lease.

                                   ____________________   ______________________
                                         Landlord                         Tenant

37.2 PROTECTION OF BROKERS. If Landlord sells its interest in the Premises or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Premises or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article 38 or the Agreement. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this Article 38. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Article is included in this Lease for the benefit of Landlord's Broker.

37.3 NO OTHER BROKERS. Tenant represents and warrants to Landlord that the brokers named in Article 3.b of this Lease are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease.

38. COMPLIANCE.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

LANDLORD AND TENANT have signed this Lease on the dates set forth below.

Date: _____________________________     Date:___________________________________

Landlord:   Patterson Family Trust      Tenant: NARA BANK, NATIONAL ASSOCIATION

a _________________________________     a_______________________________________

By:________________________________     By:_____________________________________
            Stephen C. Patterson                    Y. H. Won

Print Name: Stephen C. Patterson        Print Name: Y. H. WON

Title:      Trustee                     Title: Regional Manager, Northern
                                               California Region

                                        By:_____________________________________

                                        Print Name:_____________________________

                                        Title:__________________________________

SEE YOUR ATTORNEY -- THIS LEASE IS TO BE GIVEN TO YOUR ATTORNEY FOR REVIEW AND APPROVAL BEFORE YOU SIGN IT. BECAUSE EACH LEASE TRANSACTION IS UNIQUE, AND THE BUSINESS AND LEGAL CONCERNS OF EACH PART ARE UNIQUE, BROKER CANNOT AND DOES NOT MAKE ANY REPRESENTATION OR RECOMMENDATION CONCERNING THE LEGAL EFFECT, LEGAL SUFFICIENCY, ACCURACY OR TAX CONSEQUENCES OF THIS LEASE. THESE ARE QUESTIONS FOR YOUR ATTORNEY AND FINANCIAL ADVISORS.

IN ANY REAL ESTATE TRANSACTION IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

                                   ____________________   ______________________
                                         Landlord                         Tenant